UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Jos. A. Bank Clothiers, Inc.

(Name of Registrant as Specified In Its Charter)

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JOS. A. BANK CLOTHIERS, INC.
500 Hanover Pike
Hampstead, Maryland 21074

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Jos. A. Bank Clothiers, Inc., which will be held at the Company’s corporate offices, 500 Hanover Pike, Hampstead, Maryland, commencing at 10:00 a.m., local time, on Thursday, June 17, 2010.

The following pages contain the formal notice of the Annual Meeting and the related Proxy Statement. The Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 is enclosed as a separate document with these materials.

The matters to be considered and voted on at the Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible by promptly signing, dating and returning the enclosed proxy or voting instruction card in the accompanying reply envelope. If you attend the Annual Meeting and wish to change your vote, you may be able to do so by voting in person at the Annual Meeting.

I look forward to meeting you on June 17th and discussing with you the business of your company.

Sincerely,

R. Neal Black,
President and Chief Executive Officer

May 14, 2010

JOS. A. BANK CLOTHIERS, INC.
500 Hanover Pike
Hampstead, Maryland 21074

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2010

Time and Date	10:00 a.m., local time, on June 17, 2010

Place	Our corporate offices, 500 Hanover Pike, Hampstead, Maryland

Items of Business	(1) To elect two directors for terms expiring at our 2013 Annual Meeting of Stockholders, or at such later time as their respective successors have been duly elected and qualified;

(2) To ratify the appointment of our registered public accounting firm for the fiscal year ending January 29, 2011;

(3) To approve the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan; and

(4) To consider such other business as may properly come before the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	The Record Date for the Annual Meeting is April 30, 2010. You are entitled to vote only if you were a Jos. A. Bank stockholder as of the close of business on the Record Date.

Meeting Admission	You are entitled to attend the Annual Meeting only if you were a Jos. A. Bank stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance.

If you hold your shares through a broker, trustee or other nominee, your name is not registered directly with our stock transfer agent. In such case, you are known as a beneficial owner that holds shares in street name, rather than a stockholder of record. If you are not a stockholder of record, you should be prepared to provide proof of stock ownership as of the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or other nominee, or other similar evidence of ownership.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-

addressed envelope provided. For specific instructions on how to vote your shares, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement and to the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

Charles D. Frazer, Secretary

May 14, 2010

Important Notice Regarding the Availability of Proxy Materials for the 2010
Annual Meeting of Stockholders to Be Held on June 17, 2010.

The Proxy Statement and Annual Report on Form 10-K
are available at https://materials.proxyvote.com/480838.

JOS. A. BANK CLOTHIERS, INC.
PROXY STATEMENT TABLE OF CONTENTS

JOS. A. BANK CLOTHIERS, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2010

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Jos. A. Bank Clothiers, Inc., a Delaware corporation (“Jos. A. Bank,” the “Company,” “our” or “we”), is providing these proxy materials to you in connection with the Board’s solicitation of proxies for our 2010 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on June 17, 2010. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement and accompanying proxy card (or voting instruction card) are being mailed on or about May 14, 2010 to all stockholders entitled to vote at the Annual Meeting.

Q:	What information is contained in this Proxy Statement?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers and certain other required information.

Q:	How may I obtain Jos. A. Bank’s Annual Report on Form 10-K for the year ended January 30, 2010?

A:	We have enclosed with this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended January 30, 2010 (“Fiscal 2009”). Our Annual Report on Form 10-K can also be accessed through our website at www.josbank.com (click “Company Information,” “Investor Relations” and “SEC Filings”). We filed our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on March 31, 2010.

Q:	Can I view these proxy materials over the Internet?

A:	Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K are available at https://materials.proxyvote.com/480838.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

• The election of two directors for terms expiring at our 2013 Annual Meeting of Stockholders, or at such later time as their respective successors have been duly elected and qualified;

• The ratification of the appointment of our registered public accounting firm for the fiscal year ending January 29, 2011 (“Fiscal 2010”); and

• The approval of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan (the “Equity Incentive Plan”).

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” the nominees to the Board; “FOR” the ratification of the appointment of our registered public accounting firm for Fiscal 2010; and “FOR” the approval of the Equity Incentive Plan.

Q:	What shares can I vote?

A:	Each share of our common stock issued and outstanding as of the close of business on April 30, 2010 (the “Record Date”) is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record, and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee (collectively, a “Broker”).

We had 18,351,162 shares of common stock issued and outstanding on the Record Date.

Q:	What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:	A stockholder of record holds shares in his or her own name. Beneficial owners of shares held in street name hold their shares through a third party, such as a Broker. Most of our stockholders hold their shares beneficially in street name through Brokers rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those held in street name:

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. With respect to such shares, these proxy materials are being sent to you by Jos. A. Bank. As the stockholder of record, you have the right to grant your voting proxy directly to our designees, R. Neal Black and Charles D. Frazer, or to any other person you wish to designate, or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to grant your voting proxy to Messrs. Black and Frazer.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares held through a Broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your Broker. As the beneficial owner, you have the right to direct your Broker how to vote. You may use the voting instruction card provided by your Broker for this purpose. Even if you have directed your Broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your Broker giving you the right to vote the shares at the Annual Meeting.

Q:	Who is entitled to attend the Annual Meeting and what are the admission procedures?

A:	You are entitled to attend the Annual Meeting only if you were a Jos. A. Bank stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices, which are located at 500 Hanover Pike, Hampstead, Maryland 21074. To obtain directions to the Annual Meeting, please contact our Investor Relations Department at (410) 239-5900.

If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned Jos. A. Bank stock as of the Record Date or the voting instruction card provided by your Broker.

The Annual Meeting will begin promptly at 10:00 a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you are a stockholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your Broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your Broker. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your Broker.

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may vote by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes. The proxy card also includes directions as to how you may submit your vote through the Internet and by telephone. The voting instruction card may also include directions for alternative methods of submitting your vote.

Q:	Can I change my vote?

A:	Yes. You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted or by attending the Annual Meeting and voting in person. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your Broker or, if you have obtained a legal proxy or other evidence from your Broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Without taking one of the actions described above, attendance at the Annual Meeting will not cause your previously granted proxy or voting instructions to be revoked.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy or if you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department at (410) 239-5900.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Jos. A. Bank or to third parties, except: (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation of votes and certification of the vote and (c) to facilitate a successful proxy solicitation.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	In order to hold and transact business at the Annual Meeting, holders of a majority of outstanding shares of Jos. A. Bank common stock entitled to vote must be present in person or represented by proxy. If you hold shares beneficially in street name and do not provide your Broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a Broker returns a properly executed proxy but fails to vote on one or more matters because the Broker lacks the authority to do so. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of the directors, you may vote for both of the nominees or you may withhold authority with respect to either or both of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted toward a quorum, but will not be counted for any purpose in determining whether the other items of business have been approved.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of this Annual Meeting, “FOR” our nominees to the Board; “FOR” the ratification of the selection of our registered public accounting firm; “FOR” the approval of the Equity Incentive Plan; and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

Q:	What is the voting requirement to approve each of the proposals?

A:	The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors is required to elect each director. Accordingly, in the election of the directors this year, the two persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. A properly executed proxy withholding authority with respect to the election of a director nominee will not be voted with respect to that nominee, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a majority of the votes cast on the applicable proposal at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the selection of our registered public accounting firm and to approve the Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of any of the three proposals presented at the Annual Meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	We are not aware of any business to be acted upon at the Annual Meeting other than the three items of business described in this Proxy Statement. If you grant a proxy, the persons named as proxy holders, R. Neal Black and Charles D. Frazer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason either of our director nominees is unavailable to stand for election, the proxy holders will vote your proxy for such other candidate(s) as may be nominated by our Nominating and Governance Committee.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Jos. A. Bank.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	SEC rules permit companies and intermediaries such as Brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders, although each stockholder will receive a separate proxy or voting instruction card. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. “Householding” will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may notify the Company at the address or phone number provided below. Similarly, if you are beneficial owners sharing an address who are receiving multiple copies of this Proxy Statement and our Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future, please notify your Broker or the Company, as applicable, to request to participate in “householding.” If you would like to receive by mail a separate copy of this year’s Proxy Statement and/or Annual Report on Form 10-K, please visit our website, www.josbank.com (click “Company Information,” “Investor Relations” and “Information Request”). You may also contact our Investor Relations Department at 500 Hanover Pike, Hampstead, Maryland 21074, telephone: (410) 239-5900 and we will promptly deliver the Proxy Statement and/or Annual Report on Form 10-K upon your request.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Jos. A. Bank is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing and distributing these proxy materials and soliciting votes. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders. To assist with the solicitation of proxies or votes, the Company has retained Georgeson Inc. for an estimated fee of $12,500 plus out-of-pocket expenses. In addition, the solicitation of proxies or votes may be made by our directors, officers and employees. These individuals will not receive any additional compensation for any solicitation activities. Solicitations may be in person, by telephone or by any other means of communication.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will disclose results on a Form 8-K that will be filed not more than four business days following the Annual Meeting.

Q:	What is the deadline for submitting proposals for inclusion in Jos. A. Bank’s proxy statement for the Company’s 2011 Annual Meeting of Stockholders?

A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our Proxy Statement relating to, and for consideration at, the 2011 Annual Meeting of Stockholders by submitting their proposals to us in a timely manner. Such proposals will be so included if received at our principal executive offices not later than January 14, 2011 and if they otherwise comply with the requirements of Rule 14a-8.

Q:	What is the deadline to propose actions for consideration at the Company’s 2011 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:	You may submit for consideration at the Company’s 2011 Annual Meeting proposals, including director nominations, that are not intended to be included in the Company’s proxy statement by complying with the procedures specified in our bylaws. The procedures contained our current Amended and Restated Bylaws are summarized below.

Notice Deadlines

In order for a stockholder proposal, including director nominations, to be considered at an Annual Meeting of Stockholders, a timely notice to the Secretary of such proposal and/or nominations must be delivered to or mailed and received at our principal executive offices no later than the date which is 120 calendar days prior to the anniversary date of the previous Annual Meeting of Stockholders, which date for the 2011 Annual Meeting of Stockholders will be February 17, 2011. In the event that the date of the Annual Meeting of Stockholders is advanced by more than 60 days or delayed by more than 90 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of (a) the sixtieth day prior to such Annual Meeting of Stockholders or (b) the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or public disclosure thereof was made, whichever first occurs.

Stockholders’ Proposals

As to each matter of business a stockholder proposes to bring before an annual meeting of stockholders, the timely written notice must set forth the following:

•	a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the Annual Meeting of Stockholders;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	the number of shares of our common stock which are beneficially owned by the stockholder;

•	any material interest of the stockholder in such business; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent of a stockholder proposal.

Nomination of Director Candidates

In the case of nominations of persons for election to our Board, the notice must set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director the following:

•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the number of shares of our common stock that are beneficially owned by the nominee;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming each person or persons) pursuant to which the nominations are to be made by the stockholder; and

•	any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

In addition, each stockholder making these nominations must provide:

•	the stockholder’s name and address as they appear on our books;

•	the number of shares of our common stock which are beneficially owned by the stockholder; and

•	any material arrangement or relationship of the stockholder with each nominee.

Copy of Amended and Restated Bylaw Provisions

You may contact the Secretary of Jos. A. Bank at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

OVERVIEW OF OUR CORPORATE GOVERNANCE PRACTICES

The Company has adopted a Statement of Corporate Governance Standards, which may be found on our website at www.josbank.com (click “Company Information,” “Investor Relations” and “Governance”). We believe that our corporate governance practices are appropriate and in the best interest of our Company and our stockholders. Some of the key aspects of our corporate governance practices are as follows:

INDEPENDENCE OF DIRECTORS

Six out of eight of our current directors are “independent directors” as defined in the Nasdaq Stock Market Rules (the “Nasdaq Rules”). Our remaining two directors, Robert N. Wildrick and R. Neal Black, bring special insight to the Board as a result of their service as the Company’s former or current, respectively, Chief Executive Officer.

COMMITTEE INDEPENDENCE

Each of the following committees of the Board is composed entirely of independent directors: Audit Committee, Compensation Committee, Nominating and Governance Committee and Special Litigation Committee.

BOARD LEADERSHIP STRUCTURE

We maintain a Board leadership structure that separates the positions of Chairman of the Board, Lead Independent Director and Chief Executive Officer. By having separate individuals serve in these three distinct capacities, we believe that we provide for additional oversight by the Board and enable our Chief Executive Officer to focus his time and attention on the Company’s operations. Our current Chairman of the Board, Robert N. Wildrick, has been a director since 1994 and served as our Chief Executive Officer from November 1999 through December 2008. Our current Lead Independent Director, Andrew A. Giordano, has been a director since 1994, served as our interim Chief Executive Officer from May 1999 to October 1999 and has served as Lead Independent Director since November 1999. In addition, Mr. Giordano is chairman of our Nominating and Governance Committee and a member of our Audit Committee. These experiences enhance Mr. Wildrick’s and Mr. Giordano’s ability (and therefore the Board’s ability) to oversee the Chief Executive Officer and management of our Company. The Board as a whole engages in risk oversight as part of its functions. We believe that our Board leadership structure enables the Board to manage risk oversight effectively.

BOARD EVALUATIONS

Our Nominating and Governance Committee has undertaken to coordinate annual evaluations of our Board, its committees and individual members.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

All of our directors and executive officers own shares of our common stock. We believe that the directors and executive officers of the Company should own and hold our common stock or other qualifying shares to further align their interests and actions with the interests of the Company’s stockholders. Contingent upon the approval of the Equity Incentive Plan by our stockholders, the Board has adopted stock ownership guidelines applicable to all of our directors, our Chief Executive Officer and our Executive Vice Presidents. Pursuant to the guidelines, each of our directors will be required to accumulate and hold 5,000 qualified shares of equity in the Company; our Chief Executive Officer will be required to accumulate and hold 50,000 qualified shares of equity in the Company; and each of our Executive Vice Presidents will be required to accumulate and hold 10,000 qualified shares of equity in the Company. The guidelines further provide that each director is expected to be in compliance with the targeted share holdings within three years and each executive officer is expected to be in compliance with the targeted share holdings within five years. The Stock Ownership Guidelines will become effective on the date of the Annual Meeting if our stockholders approve the Equity Incentive Plan. The Stock Ownership Guidelines may be found on our website at www.josbank.com (click “Company Information,” “Investor Relations” and “Governance”).

AUDIT

For at least each of the three fiscal years for which we provide audited financial statements in our Annual Report on Form 10-K for Fiscal 2009: (a) Deloitte & Touche LLP, our independent registered public accounting firm, has expressed an unqualified opinion on the Company’s consolidated financial statements; (b) we have not restated any of our consolidated financial statements; (c) all of our financial disclosure filings have been timely; (d) no securities regulator has taken enforcement action against us; and (e) we have not had any material weaknesses in our internal controls.

INFORMATION REGARDING OUR BOARD OF DIRECTORS

The following table sets forth our current directors, their ages and the positions they hold:

Name	Age	Position

James H. Ferstl	67	Director
Andrew A. Giordano	77	Director, Chairman Emeritus, Lead Independent Director and Chairman of the Nominating and Governance Committee
Gary S. Gladstein	65	Director
William E. Herron	64	Director and Chairman of the Audit Committee
Henry Homes, III	62	Director
Sidney H. Ritman	77	Director and Chairman of the Compensation Committee
Robert N. Wildrick	65	Director and Chairman of the Board
R. Neal Black	55	Director, Chief Executive Officer and President

BOARD INDEPENDENCE

The Board has affirmatively determined that each of Messrs. Ferstl, Giordano, Gladstein, Herron, Homes and Ritman (individually, an “Independent Director” and collectively, the “Independent Directors”) is an “independent director” as defined in the Nasdaq Rules. In making this determination, the Board found that none of the Independent Directors has a disqualifying relationship that would prohibit him from being considered “independent” under the Nasdaq Rules and that none of the Independent Directors has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, Compensation Committee, Executive Committee, Nominating and Governance Committee and Special Litigation Committee. The members and primary responsibilities of those committees are as follows:

Audit Committee

The Audit Committee, comprised of Messrs. Giordano, Gladstein and Herron (Chairman), assists the Board with the oversight of: (a) the integrity of our financial statements; (b) the qualifications and independence of our registered public accounting firm; (c) the performance of our registered public accounting firm; (d) the adequacy of our systems of internal accounting and financial controls; and (e) our compliance with ethics policies and legal and regulatory requirements. As required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, the Audit Committee also reviews and approves all related party transactions and considers information regarding potential relationships between the Company and the directors, executive officers or their immediate family members.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Such responsibility includes the resolution of disagreements between management and our registered public accounting firm regarding financial reporting. There were no such disagreements in Fiscal 2009. Our registered public accounting firm reports directly to the Audit Committee. The Audit Committee has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company covers all payments to these independent advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that Mr. Herron is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. All members of the Audit Committee are independent directors as defined in the Nasdaq Rules and Rule 10A-3 of the Exchange Act.

The Audit Committee operates pursuant to a charter duly adopted by the Board. A current copy of the charter is available on our website at www.josbank.com (click “Company Information,” “Investor Relations” and “Governance”).

Compensation Committee

The Compensation Committee, comprised of Messrs. Herron, Homes and Ritman (Chairman), determines the compensation of the Chief Executive Officer and other executive officers of the Company in compliance with the Nasdaq Rules; and may advise the Board, or take other action, on other matters of compensation. The Board has determined that all members of the Compensation Committee are independent directors as defined in the Nasdaq Rules. The Compensation Committee operates pursuant to a charter duly adopted by the Board. A current copy of the charter is available on our website at www.josbank.com (click “Company Information,” “Investor Relations” and “Governance”). The Compensation Committee may delegate any aspect of its responsibility and authority to subcommittees or individual Compensation Committee members.

Executive Committee

The Executive Committee, comprised of Messrs. Giordano, Ritman and Wildrick (Chairman), is authorized to exercise all of the powers and authority of the Board at times when the Board is not meeting, provided, however, that the Executive Committee is not permitted to exercise such powers as are reserved for the Board under Delaware law or otherwise restricted under the terms of the Executive Committee’s charter duly adopted by the Board. A current copy of the charter is available on our website at www.josbank.com (click “Company Information,” “Investor Relations” and “Governance”).

Nominating and Governance Committee

The Nominating and Governance Committee, comprised of Messrs. Ferstl, Giordano (Chairman) and Ritman, proposes the slate of candidates for election as directors at each Annual Meeting of Stockholders; considers and reviews the qualifications of any individual nominated for election to the Board by stockholders; in the event of any vacancies which may arise on the Board, identifies and recommends to the Board candidates who are qualified to serve on the Board; recommends to the Board the assignment of directors to serve on committees of the Board; and develops and recommends to the Board (and reviews from time to time) corporate governance principles for the Company as the Nominating and Governance Committee may deem necessary or advisable. The Board has determined that all members of the Nominating and Governance Committee are independent directors as defined in the Nasdaq Rules. The Nominating and Governance Committee operates pursuant to a charter duly adopted by the Board. A current copy of the charter is available on our website at www.josbank.com (click “Company Information,” “Investor Relations” and “Governance”).

Special Litigation Committee

On October 17, 2006, two substantially identical shareholder derivative actions which had been filed against the directors of the Company were consolidated by the United States District Court for the District of Maryland (the “U.S. District Court for Maryland”) as In re Jos. A. Bank Clothiers, Inc. Derivative Litigation (1:06-cv-02095-BEL) (the “2006 Derivative Action”). The Amended Shareholder Derivative Complaint in the

2006 Derivative Action made claims for various violations of state law that allegedly occurred from January 5, 2006 through October 20, 2006. On September 13, 2007, upon motion of the Company, the court dismissed the 2006 Derivative Action. Among the reasons for dismissal was the failure of the plaintiff to demand that the Board pursue on behalf of the Company the claims alleged in the 2006 Derivative Action. By letter dated September 17, 2007 (the “Demand Letter”), the plaintiff in the Derivative Action, by and through his attorneys, made such demand.

The Special Litigation Committee, comprised of Messrs. Giordano, Herron and Ritman, was established by the Board in September 2007 to investigate, and determine the position of the Company with respect to, all matters relating to the Demand Letter. The Board has determined that all of members of the Special Litigation Committee are independent directors as defined in the Nasdaq Rules. The Special Litigation Committee, with the assistance of independent counsel, conducted an investigation into the claims presented in the Demand Letter and issued its findings in a “Report of the Special Litigation Committee of Jos. A. Bank Clothiers, Inc.,” dated February 7, 2008 (the “Report”). In the Report, the Special Litigation Committee concludes that, for a variety of reasons, “the institution of a lawsuit [as proposed in the Demand Letter] is neither appropriate nor in the best interest of the Company. First, and most important [among those reasons, the Special Litigation Committee found that] the proposed lawsuit is entirely without merit.”

On October 16, 2009, Norfolk County Retirement System (“NCRS”), derivatively and on behalf of the Company, filed a Verified Shareholder Derivative Complaint against the Company’s directors, one of its former directors, its Chief Financial Officer and, as nominal defendant, the Company, in the U.S. District Court for Maryland, Civil Action Number 1:09-cv-0269-BEL (the “2009 Derivative Action”). The 2009 Derivative Action includes, among other claims, factual allegations similar to those made in the in the 2006 Derivative Action.

On April 12, 2010, the U.S. District Court for Maryland approved a Stipulation entered into by the Company and NCRS whereby NCRS agreed that the 2009 Derivative Action will be voluntarily dismissed with prejudice as to NCRS, and dismissed without prejudice as to the Company and Company shareholders other than NCRS (the “Dismissal”). Neither NCRS nor its attorneys will receive from the Company, the individual defendants or their insurers payment of any kind with respect to the Dismissal. Unless the U.S. District Court for Maryland determines otherwise based upon any objections it receives, the Dismissal will be effective on May 26, 2010, forty days following publication of notice.

DIRECTOR ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

During Fiscal 2009, the Board held four meetings; the Audit Committee held four meetings; the Compensation Committee held two meetings; the Executive Committee held five meetings; and the Nominating and Governance Committee held one meeting. The Special Litigation Committee did not meet during Fiscal 2009. During Fiscal 2009, each director attended or participated in 75% or more of (a) the meetings of the Board and (b) the meetings of all committees of the Board on which such director served.

DIRECTOR ATTENDANCE AT ANNUAL MEETING; STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

It is the policy of the Board that all Directors are expected to attend the Company’s annual meetings of stockholders. All of our directors were present at the 2009 Annual Meeting of Stockholders held on June 18, 2009. Our Chairman of the Board will be available to respond to appropriate questions and comments from stockholders following the 2010 Annual Meeting at the Company’s corporate offices on the day of the meeting. Stockholders may also communicate with the Board by sending a letter to Jos. A. Bank Clothiers, Inc. Board of Directors c/o General Counsel, 500 Hanover Pike, Hampstead, Maryland 21074. The General Counsel will receive the correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Board does not believe that it is in our best interests to establish rigid criteria for the selection of prospective director nominees. Rather, the Board recognizes that the challenges and needs we face will change over time and, accordingly, believes that the selection of prospective director nominees should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. At the same time, the Board strongly believes that we will benefit from a diversity of background and experience on the Board. The Board therefore seeks prospective director nominees who, in addition to general management experience and business knowledge, possess an expertise in one or more areas critical to the Company, such as: retail, finance, international business, investment banking, corporate governance, financial control systems, risk assessment, logistics and investor relations.

In addition, there are certain general attributes that the Board believes all prospective director nominees must possess in order to be recommended by the Nominating and Governance Committee, including:

•	a commitment to ethics and integrity;

•	a commitment to personal and organizational accountability;

•	a history of achievement that reflects superior standards for themselves and others; and

•	an ability to take tough positions while, at the same time, being respectful of the opinions of others and working collaboratively.

In evaluating any prospective director, the Board and the Nominating and Governance Committee will also take into consideration whether such prospective director, if elected to the Board, would qualify as an independent director in accordance with the Nasdaq Rules.

Identifying and Evaluating Prospective Director Nominees

The Nominating and Governance Committee uses a variety of methods for identifying nominees for director. Prospective director nominees may come to our attention through current directors, professional search firms, professional associations, stockholders or other persons.

The Nominating and Governance Committee will evaluate all prospective director nominees, including those recommended by stockholders, in the same manner. Generally, prospective director nominees will be evaluated at special meetings of the Nominating and Governance Committee. The Nominating and Governance Committee will make an initial determination as to whether to conduct a full evaluation of the prospective director nominee based upon various factors, including, but not limited to: (a) the information submitted with the nomination, (b) the Nominating and Governance Committee’s own knowledge of the prospective director nominee, (c) the current size of the Board and any anticipated vacancies or needs and (d) whether the prospective director nominee can satisfy any specific qualifications established by the Nominating and Governance Committee. The Nominating and Governance Committee may then decide to do a comprehensive evaluation of a prospective director nominee, which may include an interview of the candidate.

Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider prospective director nominations properly submitted by a stockholder. For a description of the process for nominating directors in accordance with our Amended and Restated Bylaws, see “What is the deadline to propose actions for consideration at the Company’s 2011 Annual Meeting of Stockholders or to nominate individuals to serve as directors?” in the “Questions and Answers” section of this Proxy Statement. No stockholder has submitted a nominee for consideration by the Nominating and Governance Committee in connection with the Annual Meeting.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation Committee evaluates and sets the appropriate level and form of director compensation for all of the Directors other than Mr. Black (“Non-Employee Directors”). Management assists the Compensation Committee in connection with this process as needed. Mr. Black, as Chief Executive Officer, is not entitled to additional compensation for his services as a director.

Each Non-Employee Director receives an annual retainer of $40,000. Additional annual retainers are paid as follows: Chairman of the Board-$150,000; Lead Independent Director-$60,000; and the Chairmen of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee-$30,000. Each Non-Employee Director also receives attendance fees of $3,000 per Board meeting and $1,500 per meeting of the Audit, Compensation, Nominating and Governance and Special Litigation Committees. No fees are paid for meetings of the Executive Committee. One-half of the usual meeting attendance fee (i.e., $1,500 and $750, respectively) is paid to each Non-Employee Director for participation in each telephonic Board or Committee meeting. All directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with attending meetings of the Board or of a Committee.

If the Company’s stockholders approve the Equity Incentive Plan, it is the Company’s intention to award to each Non-Employee Director holding office on June 17, 2010 following the Annual Meeting a one-time grant of 1,000 restricted stock units and the first annual grant of 1,500 restricted stock units. In addition, the Equity Incentive Plan provides for certain automatic awards to Non-Employee Directors. Therefore, if the Company’s stockholders approve the Equity Incentive Plan and unless the Compensation Committee determines in its discretion to make a lesser award or no award, (a) on June 1, 2011 and each June 1 thereafter (or the next business day thereafter if June 1 is not a business day), each person then serving as a Non-Employee Director shall receive an annual award of 1,500 restricted stock units and (b) any person who first becomes a Non-Employee Director after June 17, 2010, shall receive upon his or her election to the Board an inaugural award of 1,000 restricted stock units on such date. All such restricted stock units will vest approximately (but not less than) twelve months following the date of grant. See Proposal Three for additional information regarding these potential future grants.

The tables below provide information concerning compensation of the Non-Employee Directors for Fiscal 2009.

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

James H. Ferstl	52,750	—	—	—	—	—	52,750
Andrew A. Giordano	148,000	—	—	—	—	—	148,000
Gary S. Gladstein	57,250	—	—	—	—	—	57,250
William E. Herron	90,250	—	—	—	—	—	90,250
Henry Homes, III	55,000	—	—	—	—	—	55,000
Sidney H. Ritman	85,750	—	—	—	—	—	85,750
Robert N. Wildrick	202,000	—	—	—	—	825,000 (2)	1,027,000

(1)	Amounts reported in column (b) represent retainers and attendance fees as more fully detailed in the table below.

(2)	The amount reported in column (g) represents fees paid to Mr. Wildrick during Fiscal 2009 pursuant to his consulting agreement with the Company, as more fully discussed below in the section of this Proxy Statement titled “Transactions with Related Persons.”

		Lead
		Independent	Committee
	Annual	Director	Chair	Chairman	Attendance
	Retainer	Retainer	Retainer	Retainer	Fees	Total
Name	($)	($)	($)	($)	($)	($)

James H. Ferstl	40,000	—	—	—	12,750	52,750
Andrew A. Giordano	40,000	60,000	30,000	—	18,000	148,000
Gary S. Gladstein	40,000	—	—	—	17,250	57,250
William E. Herron	40,000	—	30,000	—	20,250	90,250
Henry Homes, III	40,000	—	—	—	15,000	55,000
Sidney H. Ritman	40,000	—	30,000	—	15,750	85,750
Robert N. Wildrick	40,000	—	—	150,000	12,000	202,000

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

The following table sets forth our current executive officers (other than Mr. Black), their ages and the positions they hold:

Name	Age	Position

Robert B. Hensley	57	Executive Vice President for Human Resources, Real Estate and Loss Prevention
Gary M. Merry	47	Executive Vice President for Store and Catalog Operations
James W. Thorne	49	Executive Vice President for Merchandising and Chief Merchandising Officer
David E. Ullman	52	Executive Vice President — Chief Financial Officer and Principal Financial and Accounting Officer

INFORMATION CONCERNING EXECUTIVE OFFICERS

For information regarding Mr. Black, see the section of this Proxy Statement entitled “Directors Whose Terms Expire in 2011” in “Proposal One-Election of Directors” below.

Robert B. Hensley

Robert B. Hensley has been our Executive Vice President for Human Resources, Real Estate and Loss Prevention since July 2007. Mr. Hensley was our Executive Vice President-Store Operations, Real Estate and Human Resources from April 2007 to July 2007 and our Executive Vice President-Stores and Operations from December 1999 to April 2007.

Gary M. Merry

Gary M. Merry has been our Executive Vice President for Store and Catalog Operations since July 2007. Mr. Merry was our Senior Vice President for Operations from April 2007 to July 2007 and our Senior Vice President-Chief Information Officer from July 2001 to April 2007. Among his other duties, Mr. Merry was our Chief Information Officer from September 2000 to April 2008.

James W. Thorne

James W. Thorne has been our Executive Vice President for Merchandising and Chief Merchandising Officer since February 2009. Mr. Thorne joined the Company in 1986 and has held a variety of increasingly important merchandising positions, including Senior Vice President for Merchandising from September 2008 to January 2009; Senior Vice President for Planning and Allocation from June 2005 to September 2008; and Vice President/General Merchandise Manager for Tailored Clothing from February 2000 to June 2005.

David E. Ullman

David E. Ullman has been our Executive Vice President-Chief Financial Officer since September 1995. Mr. Ullman is our Principal Financial and Accounting Officer.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis discusses the principles underlying the Company’s compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. This discussion focuses on the compensation of our five named executive officers. Generally, a named executive officer is a company’s chief executive officer, its chief financial officer and its three other most highly compensated executive officers. Our named executive officers are R. Neal Black, our Chief Executive Officer; David E. Ullman, our Chief Financial Officer; and Robert B. Hensley, Gary M. Merry and James W. Thorne, our three other most highly compensated executive officers. Messrs. Hensley, Merry, Thorne and Ullman are sometimes referred to collectively in this Proxy Statement as our “Executive Vice Presidents.” This discussion and analysis provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the tables and narratives that follow.

Process of Determining Executive Compensation

Our Compensation Committee, comprised of Messrs. Herron, Homes and Ritman (Chairman), determines the compensation of our named executive officers and may advise the Board, or take other action, on other matters of compensation.

Since there are no shares currently available for issuance under our previously adopted equity incentive plans, our executive compensation program has, since our fiscal year ended February 3, 2007 (“Fiscal 2006”), consisted almost exclusively of cash payments in the form of base salary and non-equity incentive compensation. In Fiscal 2009, the Compensation Committee engaged Towers Watson & Co. (“Towers Watson”), an independent compensation consultant, to assist us in designing appropriate compensation programs for the future. Towers Watson did not provide to the Company any consulting or other services in Fiscal 2009 except as described below. Towers Watson has been retained by, and reports directly to, the Compensation Committee to develop recommendations related to all aspects of executive compensation. In particular, Towers Watson was asked to design a deferred compensation plan and an equity compensation plan and to provide an assessment of the acceptability of the equity incentive plan under guidelines established by a leading proxy advisory group. On March 30, 2010, the Compensation Committee recommended to the Board, and the Board adopted, the Equity Incentive Plan and the Jos. A. Bank Clothiers, Inc. 2010 Deferred Compensation Plan (the “2010 Deferred Compensation Plan”). Adoption of the Equity Incentive Plan was subject to approval of the plan by Company stockholders. Management provided and will provide to Towers Watson such information as it did or may request to carry out such responsibilities.

Management provides the Compensation Committee with material for review concerning the compensation of the named executive officers, including a history of salary and other compensation paid to each named executive officer. Our Chief Executive Officer presents to the Compensation Committee an annual review of executive and management compensation and recommendations for base salary increases and equity and non-equity incentive compensation (other than for himself). Our Chief Executive Officer is not present during the deliberation or determination by the Compensation Committee regarding his own compensation. Charles D. Frazer, our corporate Secretary, acts as Secretary to the Compensation Committee and is usually present during general, but not executive, sessions of the Compensation Committee. Mr. Frazer does not participate in the deliberations of the Compensation Committee. The Compensation Committee reviews the performance of each named executive officer against the established criteria for payment of incentive compensation for performance in the prior year and determines whether and in what amount incentive compensation should be paid. The Compensation Committee also considers compensation matters applicable to the current fiscal year and, when appropriate, authorizes employment contracts, contract extensions, base salary increases and equity and non-equity incentive compensation targets.

Objectives of the Compensation Program

Our Compensation Committee applies a consistent philosophy to compensation for our named executive officers. This philosophy is based on the premise that the Company’s achievements are the result of the coordinated efforts of all of our employees working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of our customers and stockholders.

The primary objectives of the compensation program are to:

•	align compensation with our corporate strategies and business objectives and performance;

•	enable the Company to attract, retain and reward senior managers who contribute to the long-term success of the Company; and

•	promote the achievement of key financial performance measures by linking compensation to the achievement of measurable corporate performance goals.

We believe that this compensation program allows us to successfully attract and retain talented employees, enhance stockholder value and foster innovation.

To achieve these objectives, our Compensation Committee has established the following principles to guide the development of our compensation program and to provide a framework for all compensation decisions: (a) provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value; and (b) establish incentives that are directly tied to the overall financial performance of the Company.

Components of our Executive Compensation Program

Since Fiscal 2006, the primary elements of our executive compensation program have been:

•	Base salary;

•	Non-equity incentive compensation; and

•	Other employee benefits and non-cash compensation.

There are no shares currently available for issuance under the Company’s previously adopted equity incentive plans. As a result, the Company’s executive compensation program consists almost exclusively of cash payments in the form of base salary and non-equity incentive compensation. If the Equity Incentive Plan is approved by the Company’s stockholders, as more fully set forth in Proposal Three, the Compensation Committee will have the authority to grant a range of different types of equity incentive awards, including restricted stock units, stock options and stock- or cash-based awards, which may include performance-based awards intended to comply with the requirements of Section 162(m) of the Internal Revenue Code.

In order to permit us to retain our named executive officers and to provide sufficient incentives for their highest possible level of performance, salaries and incentive compensation of such officers are reviewed at least annually and are usually adjusted after taking into account market conditions, individual responsibilities, experience, performance and other factors (including, where applicable, the terms of their employment agreements). Each named executive officer is employed by the Company pursuant an employment agreement which sets forth, among other matters, the executive officer’s annualized base salary and non-equity incentive opportunity (expressed as a percentage of base salary).

These agreements with our named executive officers provide for certain potential payments upon termination for a variety of reasons, including, for Mr. Black only, following a change in control of the Company. We have provided more detailed information about these benefits, along with estimates of their values under certain circumstances, below under the caption “Potential Payments on Termination or Change in

Control.” We believe these benefits help us compete for the services of talented individuals in a manner which is responsible and in the best interests of our Company and stockholders.

If the Equity Incentive Plan is approved by stockholders as more fully set forth in Proposal Three below, it is the Company’s intention to make grants to our named executive officers of restricted stock units under the Equity Incentive Plan intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Unless otherwise provided in the employment agreement for a particular named executive officer, our compensation-setting process consists of establishing for each named executive officer a targeted overall compensation level intended to permit us to retain that officer and provide sufficient incentive for his highest possible level of performance. The targeted compensation level is then allocated between base salary and incentive compensation. If the Equity Incentive Plan is approved by our stockholders, we expect that a portion of the overall compensation level for each named executive officer will also be allocated to an equity award. Neither the targeted compensation nor the allocation thereof is fixed by formula. Rather, they are determined based on many factors including internal pay equity, external market factors, reasonable employee expectations, pay history and performance.

Base Salary

We pay a base salary to attract talented executives and provide a secure base of cash compensation. The Compensation Committee typically reviews compensation for the named executive officers at a time proximate to the filing of our Annual Report on Form 10-K for the prior fiscal year. Except where otherwise required by contract, annual increases are not assured. Generally, and for Fiscal 2010, increases (if any) in base salaries for the named executive officers go into effect at the same time as increases (if any) in base salaries go into effect for other employees of the Company. For example, base salaries for the named executive officers for pay year 2008 were set on April 9, 2008, and made effective May 4, 2008. No adjustments to base salary were made for Fiscal 2009. Generally, in deciding whether, and to what extent, to make an adjustment to the respective base salaries of the named executive officers (other than the Chief Executive Officer), an important factor considered by the Compensation Committee is the Chief Executive Officer’s evaluation of the individual performances of the other named executive officers. Generally, the Chief Executive Officer makes his recommendation based upon his evaluation of each other named executive officer’s individual contribution to the performance of the Company and such other factors as he may deem relevant.

The Compensation Committee’s approval of base salary increases for Fiscal 2010 for our Executive Vice Presidents is contingent upon base salary increases going into effect generally for other employees of the Company. It is anticipated that the Compensation Committee’s approval of a base salary increase for Fiscal 2010 for our chief executive officer will also be contingent upon base salary increases going into effect generally for other employees of the Company. The Compensation Committee will set the date for commencement of regular pay increases, if any, for the named executive officers. Such increases are not expected to take effect, if at all, prior to August 2010. The annualized base salaries for the named executive officers for Fiscal 2010 are, or are anticipated to be, as follows:

		Fiscal 2010
	Current Fiscal	Annualized
	2010	Base Salary If
	Annualized	Increases Take
Named Executive	Base Salary	Effect
Officer	($)	($)

R. Neal Black	750,000	775,000 (1)
Robert B. Hensley	475,000	490,000
Gary M. Merry	355,000	400,000
James W. Thorne	350,000	375,000
David E. Ullman	450,000	465,000

(1)	Contingent upon base salary increases going into effect generally for other employees of the Company, it is anticipated that Mr. Black’s base salary will increase to $775,000.

Non-Equity Incentive Compensation

In 2008 the Company adopted, and in 2009 the Company’s stockholders approved, the Jos. A. Bank Clothiers, Inc. Executive Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan is intended to permit award payments that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. For each of Fiscal 2009 and Fiscal 2010, the Compensation Committee established under the Management Incentive Plan cash incentive programs designed to reward Company-wide performance through tying the payment of non-equity incentive compensation primarily to, among other things, the earning by the Company of certain net income goals. Such cash incentive programs are referred to herein respectively as the “2009 Cash Incentive Program” and the “2010 Cash Incentive Program” and collectively as the “Cash Incentive Programs.” For purposes of the Cash Incentive Programs, “net income” is the reported net income of the Company for the applicable fiscal year and is therefore determined after deduction for all incentive plan and other compensation expenses. All award payments under the 2009 Cash Incentive Program were paid in cash. If payable under the 2010 Cash Incentive Program, award payments are expected to be paid in cash. If the Company’s Equity Incentive Plan is approved by stockholders, the Compensation Committee will have the discretion to settle awards payable under the Management Incentive Plan in cash, shares of common stock or a combination of cash and stock.

The performance goals under each of the Cash Incentive Programs are based upon the Company earning net income within or above a specified range (the “Eligibility Range”) for the applicable fiscal year. As net income is a key factor in determining a company’s overall financial success, the Compensation Committee believes that using an Eligibility Range based on net income is an appropriate basis for establishing incentive compensation goals.

If the Company’s net income is below the Eligibility Range for a particular Cash Incentive Program, an award payment cannot be authorized under that program. If the Company’s net income is within the Eligibility Range, the percentage of the award target which participants are eligible to earn increases as net income increases, up to 100%. If the Company’s net income is at or above the highest level of net income within the Eligibility Range, each participant is eligible to earn the participant’s maximum award target.

The Company earning net income within or above the applicable Eligibility Range is the only performance goal under each of the Cash Incentive Programs for Mr. Black, our Chief Executive Officer. With respect to Messrs. Hensley, Merry, Thorne and Ullman, our Executive Vice Presidents (who are the only other named executive officers), the following “personal” goals may also be considered and utilized by the Compensation Committee in its exercise of negative discretion in reducing the amount of an award that would otherwise be paid as a result of the level of net income achieved by the Company: (a) the participant receiving an overall job performance rating of “Effective” or better (the equivalent of 3 out of 5); (b) the participant complying with the Company’s Code of Conduct, Associate Manual and other rules, regulations and policies and not engaging in any dishonest acts or other acts that are or may be detrimental to customers, fellow associates or the Company; and (c) attainment of specific goals for departmental or individual performance.

The Compensation Committee has the discretion to make award payments under the Cash Incentive Programs in an amount less than the pre-established award targets, even if the objective business criteria are achieved. In deciding whether, and to what extent, to pay an award payment to each named executive officer (other than Mr. Black), an important factor considered by the Compensation Committee, in exercising its discretion to reduce an award, is Mr. Black’s evaluation of the individual performance of the named executive officer. Generally, Mr. Black makes his recommendation based upon his evaluation of the named executive officer’s individual contributions to the performance of the Company and such other factors as he may deem relevant. The final determination of all award payments to the named executive officers is made by the Compensation Committee; however, the Compensation Committee may not use these subjective criteria to increase the amount of any award that is otherwise payable at a specific level based upon the attainment of the objectively determined amount of net income.

For the 2009 Cash Incentive Program, the Compensation Committee established an Eligibility Range of $57.5 million to $63.5 million of net income. If the Company earned less than $57.5 million of net income, no participant would have been entitled to an award payment under this program. At $57.5 million of net income each participant would have been eligible to receive up to 20% of his award target. At or above $63.5 million of net income, each participant would have been eligible to receive up to 100% of his award target. Between $57.5 million and $63.5 million of net income, the percentage of the award target which each participant was eligible to receive increased as net income increased.

For the 2010 Cash Incentive Program, the Compensation Committee established an Eligibility Range of $71.2 million to $78.4 million of net income. If the Company earns less than $71.2 million of net income, no participant is entitled to an award payment under this program. At $71.2 million of net income, Mr. Black is eligible to receive up to 60% of his base salary and Messrs. Hensley, Merry, Thorne and Ullman are each eligible to receive up to 10% of their respective base salaries. At or above $78.4 million of net income, Mr. Black is eligible to receive up to 200% of his base salary and Messrs. Hensley, Merry, Thorne and Ullman are each eligible to receive up to 65% of their respective base salaries. Between $71.2 million and $78.4 million of net income, the percentage of base salary which each participant is eligible to receive will increase as net income increases. If the Equity Incentive Plan is approved by the stockholders, it is anticipated that Mr. Black will further align his interests with the interests of Company stockholders by agreeing to reduce his cash bonus potential to 150% of base salary in consideration of an equity incentive opportunity with an initial value of up to 250% of base salary.

Upon a review of the Company’s performance (which exceeded the maximum net income amount in the Eligibility Range set for the 2009 Cash Incentive Program) and the individual performance by each named executive officer in Fiscal 2009, the Compensation Committee approved the payment of the following amounts under the 2009 Cash Incentive Program for Fiscal 2009 performance:

2009 Cash
Incentive Program
Named Executive	Award Payments
Officer	($)

R. Neal Black	1,500,000
Robert B. Hensley	308,750
Gary M. Merry	230,750
James W. Thorne	227,500
David E. Ullman	292,500

For Fiscal 2009, the non-equity incentive compensation paid to the named executive officers was 100% of their maximum potential payments under the 2009 Cash Incentive Program.

In the face of the extraordinary downturn in the United States economy in general, and in the retail sector in particular, the Company earned $71.2 million of net income in Fiscal 2009 (an approximate 22% increase over net income earned for our fiscal year ended January 31, 2009 (“Fiscal 2008”)) and exceeded the maximum net income amount in the Eligibility Range established for the 2009 Cash Incentive Program by approximately $7.7 million. The Compensation Committee therefore determined that it was in the best interest of the Company and its stockholders to exercise its discretion and reward this performance with the payment to the named executive officers of the discretionary cash bonuses set forth below.

Fiscal 2009
Discretionary
Named Executive	Bonus
Officer	($)

R. Neal Black	230,000
Robert B. Hensley	50,000
Gary M. Merry	125,000
James W. Thorne	125,000
David E. Ullman	60,000

The Company also paid discretionary bonuses to the named executive officers for Fiscal 2008, but not for our fiscal year ended February 2, 2008 (“Fiscal 2007”).

Other Employee Benefits and Non-Cash Compensation

In addition to the cash compensation described above, certain perquisites and benefits are provided to our named executive officers in cash, in-kind or through direct payment to third party providers. The Company believes these perquisites and benefits help us to be competitive in attracting and retaining senior management and are commensurate with the experience and skill of our named executive officers. In Fiscal 2009, the total value of these perquisites and benefits for the named executive officers ranged from approximately 5.6% to approximately 7.4% of base salary of the applicable named executive officer.

Certain perquisites are provided in accordance with the respective employment agreements of the named executive officers. Messrs. Black, Hensley, Merry and Thorne each receive a car allowance. Mr. Ullman receives the use of a Company-leased car.

Certain benefits are made available by the Company under broad-based programs offered to most of our employees, including the named executive officers. Such benefits include insurance for medical, prescription drugs, dental, vision, long-term disability, life and accidental death and dismemberment and a legal services plan. For each of the named executive officers, the Company pays for these insurance benefits, as well as insurance for up to $2,500 of medical expense reimbursement. The Company also sponsors a 401(k) plan. The Company has generally elected, from year to year, to make a discretionary contribution to employees’ 401(k) accounts. In the event the Company elects to make a discretionary contribution, the named executive officers would be eligible to participate on the same basis as all other eligible employees; provided, however, that the contribution for certain executives may be limited by IRS rules.

In March 2010, the Board adopted the 2010 Deferred Compensation Plan, which is a nonqualified, unfunded plan designed to provide a select group of the Company’s senior management (which includes each of the named executive officers), highly compensated employees and non-employee directors with the opportunity to accumulate capital by deferring compensation on a pre-tax basis. The 2010 Deferred Compensation Plan strengthens the ability of the Company to attract, reward and retain eligible employees and non-employee directors by providing them with a means to defer receipt of cash and shares of common stock associated with future grants of restricted stock units, performance share awards and certain other cash- and stock-based awards.

Employees who participate in the 2010 Deferred Compensation Plan may defer either all or none of any future restricted stock unit awards and any performance share awards and up to 15% of base salary and up to 25% of cash bonuses and incentive awards. Non-employee directors who participate in the 2010 Deferred Compensation Plan may defer all or none of any future restricted stock unit awards and any other incentive compensation and all or none of their annual retainer fees, committee chairman fees, lead director fees and meeting fees.

All cash and awards that are to be deferred under the 2010 Deferred Compensation Plan will be deemed invested in Company common stock equivalent units. In the case of stock-based awards that are deferred, the number of common stock equivalent units credited to a participant’s account will be based on the number of shares underlying those awards. In the case of cash deferrals, the number of common stock equivalent units credited to a participant’s account will be based on the Company’s share price on the date of the deemed investment. If stock-based awards are subject to a vesting condition, the investment in stock unit equivalents will be deemed to occur on the date that the award vests.

In general (and subject to certain exceptions set forth in the 2010 Deferred Compensation Plan), elections to defer compensation must be made in the tax year prior to the year in which the compensation would otherwise be earned. At the time that an employee makes each deferral election, he or she may choose between a distribution upon separation from service (subject to a 6-month delay applicable to certain officers) or payment at a scheduled future date of 5 years or 10 years following the end of the year in which that election becomes irrevocable. Regardless of election, distributions to employees will be made upon the first to occur of (a) separation from service (subject to a 6-month delay applicable to certain officers), (b) occurrence of the 5 or 10 year scheduled distribution date, as applicable, (c) a change in control of the Company or (d) death. Distributions to Non-Employee Directors will be made upon the first to occur of (x) separation from service, (y) change in control of the Company or (z) death. Distributions under the 2010 Deferred Compensation Plan will generally be paid in shares of Company common stock, with fractional shares paid in cash. However, the Company’s Compensation Committee will have the discretion to make a determination that distributions will be paid in cash or a combination of cash and shares. In the event of an unforeseeable emergency, a participant will be permitted, subject to plan rules, to elect a hardship distribution from his or her account prior to the otherwise applicable payment date.

The Company also maintains a nonqualified deferred compensation plan (the “Fidelity Deferred Compensation Plan”) that is administered by Fidelity Management Trust Company (“Fidelity”). Under the Fidelity Deferred Compensation Plan, certain executives, including the named executive officers, are entitled to defer up to 15% of their base salary and up to 25% of their annual non-equity incentive compensation. Effective salary deferral elections must be made by eligible executives prior to the end of the calendar year with respect to salary amounts to be earned in the following year; effective non-equity incentive compensation deferral elections must be made no later than six months prior to the end of the applicable performance period. Participants in the Fidelity Deferred Compensation Plan are entitled to direct the investment of the deferred amounts by selecting one or more permissible investment alternatives offered under the plan. Under the Fidelity Deferred Compensation Plan, participants are entitled to change their investment selection by contacting Fidelity. The Company does not restrict the frequency of changes in the investment selection. Fidelity maintains an excessive trading policy which generally prohibits exchanges in and then out of a fund option within 30 days (a “roundtrip”). Under Fidelity’s excessive trading policy, participants are limited to one roundtrip transaction per fund within any rolling 90-day period, subject to an overall limit of four roundtrip transactions across all funds over a rolling 12-month period. The value of the participant’s investment is based directly on the performance of the underlying mutual funds selected by the participants.

Under the Fidelity Deferred Compensation Plan, a participant is entitled to elect to receive distributions, either in a lump sum or in a series of substantially equal payments, either at separation of service or at the earlier of separation of service or reaching a pre-selected age. Regardless of any such election made by the participant, a lump sum distribution will automatically be made upon the earlier to occur of separation of service prior to age 62, death or a change in control of the Company.

We do not contribute to the Fidelity Deferred Compensation Plan or guarantee or supplement deemed investment returns on the participants’ accounts. The Fidelity Deferred Compensation Plan essentially operates as an uninsured, tax-advantaged personal brokerage account of the participant. Participation in this plan does not affect the participant’s base salary or annual non-equity incentive compensation. Amounts deferred under the Fidelity Deferred Compensation Plan are held in trust for payment of benefits under the plan, subject to the claims of the Company’s general creditors.

We offer the 2010 Deferred Compensation Plan and the Fidelity Deferred Compensation Plan because they provide an opportunity for the participants to save for future financial needs at little cost to the Company. Providing these nonqualified deferred compensation plans contributes to the Company’s attractiveness as an employer, by providing the Company with a method of rewarding and retaining these individuals.

For a more detailed discussion of the amounts earned in Fiscal 2009 under the Fidelity Deferred Compensation Plan by our named executive officers, see the Nonqualified Deferred Compensation table and accompanying narrative below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the tax deductibility of non-performance-based compensation that is paid to a “covered employee” (generally, the five executive officers whose compensation is reported to stockholders in a proxy statement). Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Company. In making compensation design and award decisions, the Company takes Section 162(m) into account in determining the total compensation cost which may be incurred by the Company. If, consistent with our business needs and without violating contractual obligations, we are able to structure compensation arrangements to eliminate the negative effects of Section 162(m), we will do so. If, however, the Company’s business needs dictate hiring or making compensation decisions which may result in the Company incurring non-deductible compensation expense, the Company will take such actions as may be necessary to meet those needs. For example, a much sought-after candidate for employment may be able to command in the marketplace compensation arrangements which do not meet the exceptions to the deductibility limitations under Section 162(m). In Fiscal 2008 and Fiscal 2009, Section 162(m) did not limit the deductibility of any compensation paid by the Company. We were limited under Section 162(m) in prior years and may be limited in future years. To mitigate the impact of Section 162(m), the Company adopted the Management Incentive Plan and is seeking stockholder approval of the Equity Incentive Plan as described in Proposal Three of this Proxy Statement.

In Fiscal 2006, the Company adopted the Statement of Financial Accounting Standards No. 123R, now codified as FASB ASC Topic 718 — Stock Compensation (“FASB ASC 718”), which generally requires a public entity to measure the cost of employee services received for an award of equity instruments based on the grant-date fair value of the award. The adoption of FASB ASC 718 had no material effect on our financial statements, because, at the time of the adoption, all options issued under our previous equity incentive plans were fully vested. In the event the Equity Incentive Plan is approved by Company stockholders, FASB ASC 718 will govern the expense to the Company associated with any equity that may be issued under the plan. Generally, such equity will be expensed over the associated vesting period established pursuant to an equity award.

COMPENSATION COMMITTEE REPORT

The undersigned, constituting all of the members of the Compensation Committee, have reviewed and discussed with the management of the Company the foregoing Compensation Discussion and Analysis and, based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, Compensation Committee:
Sidney H. Ritman (Chairman)
William E. Herron
Henry Homes, III

COMPENSATION TABLES

The following tables, narrative and footnotes discuss the compensation of our named executive officers for Fiscal 2009, Fiscal 2008 and Fiscal 2007. We follow the National Retail Federation’s “4-5-4” retail calendar, whereby for each fiscal quarter, the first month contains four weeks, the second month contains five weeks and the third month contains four weeks (each week containing the seven days from Sunday through Saturday). Dividing the retail calendar into 52 weeks of seven days each, or 364 days, leaves an extra day each year to be accounted for in a future fiscal period. As a result every five to six years a week is added to the fiscal calendar. Fiscal 2009, Fiscal 2008 and Fiscal 2007 were all 52 week years.

Summary Compensation Table

The following table sets forth information concerning compensation earned by our named executive officers for Fiscal 2009, Fiscal 2008 and Fiscal 2007.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Award	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

R. Neal Black,	2009	750,000	230,000	—	—	1,500,000	124,708	42,210	2,646,918
President and Chief	2008	591,443	50,000	—	—	373,750	—	28,550	1,043,743
Executive Officer(1)	2007	555,384	—	—	—	365,000	—	25,552	945,936
David E. Ullman,	2009	450,000	60,000	—	—	292,500	32,923	27,466	862,889
Executive Vice	2008	447,500	25,000	—	—	292,500	—	24,249	789,249
President-Chief Financial Officer	2007	435,002	—	—	—	285,000	—	24,762	744,764
Robert B. Hensley,	2009	475,000	50,000	—	—	308,750	56,584	30,398	920,732
Executive Vice President for	2008	473,750	25,000	—	—	308,750	—	28,783	836,283
Human Resources, Real Estate	2007	464,231	—	—	—	305,000	—	26,753	795,984
and Loss Prevention
Gary M. Merry,	2009	355,000	125,000	—	—	230,750	—	23,922	734,672
Executive Vice President for	2008	353,750	20,000	—	—	230,750	—	24,558	629,058
Store and Catalog Operations	2007	318,081	—	—	—	180,000	—	22,112	520,193
James W. Thorne,	2009	350,000	125,000	—	—	227,500	—	25,871	728,371
Executive Vice President for	2008	285,825	15,000	—	—	150,000	—	19,264	470,089
Merchandising and Chief Merchandising Officer(2)

(1)	Mr. Black became Chief Executive Officer of the Company on December 21, 2008 and served as President and Chief Executive Office during all of Fiscal 2009. From April 2007 through December 20, 2008, Mr. Black was our President and reported to Mr. Wildrick, who was then our Chief Executive Officer.

(2)	Mr. Thorne was not a named executive officer of the Company in Fiscal 2007. His compensation for that year is therefore not included.

Notes to Summary Compensation Table

Bonus

The amounts reported in column (d) represent discretionary bonuses earned for the applicable fiscal year. The Company paid no discretionary bonuses or other compensation which are reportable as bonuses as defined under SEC rules to the named executive officers in Fiscal 2007.

Stock and Option Awards

The Company issued no stock or option awards to the named executive officers in Fiscal 2009, Fiscal 2008 or Fiscal 2007.

Non-Equity Incentive Plan Compensation

The amounts reported in column (g) reflect amounts earned by, and paid to, each named executive officer for the applicable fiscal year under the Company’s cash incentive program for that year. The non-equity incentive compensation paid to the named executive officers in Fiscal 2010 and Fiscal 2009 for performance in Fiscal 2009 and Fiscal 2008, respectively, represented the maximum potential awards that could have been earned under the Cash Incentive Programs for those years. The non-equity incentive compensation paid to the named executive officers in Fiscal 2008 for performance in Fiscal 2007 ranged from 95% to 100% of the respective maximum potential awards that could have been earned under the cash incentive program adopted for Fiscal 2007.

Changes in Pension Value and Nonqualified Deferred Compensation Earnings

The Company does not maintain a pension plan for which the named executive officers are eligible. The amounts set forth in column (h) represent the above-market earnings, if any, by the named executive officers on their respective accounts in the Fidelity Deferred Compensation Plan. SEC regulations consider the “market rate” of interest to be 120% of the applicable federal long-term rate (the “AFR”). The above-market earnings credited to the participants in the Fidelity Deferred Compensation Plan were calculated as the difference between the return earned on such participants’ accounts during the applicable fiscal year and the interest that would have been earned at a rate equal to 120% of the AFR. None of the participants in the Fidelity Deferred Compensation Plan had above-market earnings in Fiscal 2008 or Fiscal 2007.

All Other Compensation

The tables below set forth the components of the amounts reported as All Other Compensation in column (i). These components are (a) either an allowance for a car or the use of a Company-leased car; (b) the cost of a legal services plan and of insurance for health, prescription drugs, medical expense reimbursement, dental, vision, long-term disability, life, and accidental death and dismemberment; and (c) amounts contributed by the Company for the named executive officer under the Company’s 401(k) plan. Except with respect to Mr. Ullman, the amounts shown in column (a) below are cash allowances and reflect the actual dollar amounts paid in the applicable fiscal year. With respect to Mr. Ullman, the amount shown in column (a) reflects the value of Mr. Ullman’s personal use of a Company-leased car during the applicable fiscal year.

	Fiscal 2009 All Other Compensation
Named Executive	($)
Officer	(a)	(b)	(c)	Total

R. Neal Black	19,200	18,582	4,428	42,210
David E. Ullman	9,068	13,970	4,428	27,466
Robert B. Hensley	9,600	16,370	4,428	30,398
Gary M. Merry	9,600	11,876	2,446	23,922
James W. Thorne	9,600	11,843	4,428	25,871

	Fiscal 2008 All Other Compensation
Named Executive	($)
Officer	(a)	(b)	(c)	Total

R. Neal Black	10,708	13,342	4,500	28,550
David E. Ullman	9,175	10,574	4,500	24,249
Robert B. Hensley	9,600	14,683	4,500	28,783
Gary M. Merry	9,254	10,804	4,500	24,558
James W. Thorne	4,200	10,564	4,500	19,264

	Fiscal 2007 All Other Compensation
Named Executive	($)
Officer	(a)	(b)	(c)	Total

R. Neal Black	9,600	11,452	4,500	25,552
David E. Ullman	10,597	9,665	4,500	24,762
Robert B. Hensley	9,600	12,653	4,500	26,753
Gary M. Merry	7,800	9,812	4,500	22,112

Employment Agreements

We had employment agreements with all of our named executive officers during Fiscal 2009. The material terms of each employment agreement are discussed below. Each named executive officer is entitled to certain payments following the termination of his employment with the Company. Set forth in the section below entitled “Potential Payments on Termination or Change in Control” is information regarding potential payments on termination or change in control which may, under certain circumstances, be due to each named executive officer.

R. Neal Black

Mr. Black is employed by the Company pursuant to an employment agreement that expires on January 29, 2011 (the last day of our Fiscal 2010). Pursuant to his employment agreement, Mr. Black’s annual salary was $750,000 in Fiscal 2009. For Fiscal 2010, Mr. Black’s annualized base salary will remain $750,000 unless and until base salaries are increased generally for other employees of the Company. Contingent upon base salary increases going into effect generally for other employees of the Company, it is anticipated that Mr. Black’s base salary will increase to $775,000. The employment agreement provides for an annual non-equity incentive opportunity of up to 200% of base salary based upon the achievement of annual performance goals. The employment agreement also provides for benefits, perquisites, severance and an agreement not to compete with the Company, each of which is described in this Proxy Statement. If the Equity Incentive Plan is approved by the stockholders, it is anticipated that Mr. Black will further align his interests with the interests of Company stockholders by agreeing to reduce his cash bonus potential to 150% of base salary in consideration of an equity incentive opportunity with an initial value of up to 250% of base salary. Mr. Black was elected to the Board in December 2008 concurrently with his appointment as our Chief Executive Officer. Mr. Black’s employment agreement provides that he will serve without additional compensation as a director of the Company and, if he should so desire, any of its subsidiaries. Mr. Black has agreed to resign any and all such directorships concurrently with the expiration or other termination of his employment under the employment agreement.

David E. Ullman, Robert B. Hensley, Gary M. Merry and James W. Thorne

Each of the Executive Vice Presidents is employed pursuant to an employment agreement that expires on January 28, 2012 (the last day of our Fiscal 2011). Each of these employment agreements provides for an annual base salary and an annual non-equity incentive opportunity of up to 65% of base salary based upon the achievement of annual performance goals. Base salary increases and potential equity incentive compensation are in the discretion of the Compensation Committee. Although the base salary levels of the Executive Vice Presidents have historically been adjusted each year, no adjustments were made for Fiscal 2009. Each of these employment agreements also provides for benefits, perquisites, severance and the executive officer’s agreement not to compete with the Company, each of which is described in this Proxy Statement.

The Compensation Discussion and Analysis section above includes a detailed description of our non-equity incentive compensation program. Proposal Three below includes a detailed discussion of the proposed Equity Incentive Plan and anticipated grants to be made to the named executive officers if our stockholders approve the Equity Incentive Plan. If our stockholders approve the Equity Incentive Plan, it is the Company’s intention to make grants to our named executive officers of restricted stock units under the Equity Incentive

Plan, intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as described in more detail in Proposal Three.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of non-equity awards earned by our named executive officers for Fiscal 2009 under the 2009 Cash Incentive Program.

								All Other
								Stock	All Other
								Awards:	Option		Grant
								Number	Awards:	Exercise	Date Fair
		Estimated Possible			Estimated Future			of Shares	Number of	or Base	Value of
		Payouts Under Non-			Payouts Under			of Stock	Securities	Price of	Stock and
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			or Units	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)	Options(4)	Awards	Awards
	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Name(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

R. Neal Black		450,000	1,500,000	1,500,000	—	—	—	—	—	—	—
David E. Ullman		58,500	292,500	292,500	—	—	—	—	—	—	—
Robert B. Hensley		61,750	308,750	308,750	—	—	—	—	—	—	—
Gary M. Merry		46,150	230,750	230,750	—	—	—	—	—	—	—
James W. Thorne		45,500	227,500	227,500	—	—	—	—	—	—	—

(1)	This column presents information about potential payouts under the Company’s 2009 Cash Incentive Program. The actual non-equity incentive payment for performance in Fiscal 2009 was paid to the named executive officers in April 2010. All such payments are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.” For a more detailed description of the 2009 Cash Incentive Program, see the “Non-Equity Incentive Compensation” section of the Compensation Discussion and Analysis above. The 2009 Cash Incentive Program does not specify a “target” amount; therefore the respective amounts in the “target” column are representative amounts based on the Company’s actual Fiscal 2009 performance. The “threshold” amount represents the amount payable at the lowest net income level at which any award was payable and the “maximum” is the amount payable at the highest net income level. If the Company’s Fiscal 2008 financial performance was used in the determination of non-equity incentive compensation for the named executive officers in respect of the performance under the 2009 Cash Incentive Program, the named executive officers would not have earned non-equity incentive compensation for Fiscal 2009 because the minimum net income threshold established under the 2009 Cash Incentive Program was in excess of Fiscal 2008 net income.

(2)	The Company did not grant any equity incentive plan awards in Fiscal 2009.

(3)	The Company did not grant any stock awards in Fiscal 2009.

(4)	The Company did not grant any option awards in Fiscal 2009.

Outstanding Equity Awards At Fiscal 2009 Year-End

The following table reflects outstanding stock options held by the named executive officers as of January 30, 2010.

	Option Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number	Payout
			Equity					of	Value of
			Incentive				Market	Unearned	Unearned
			Plan Awards:			Number	Value of	Shares,	Shares,
	Number of	Number of	Number of			of Shares	Shares or	Units or	Units or
	Securities	Securities	Securities			or Units	Units of	Other	Other
	Underlying	Underlying	Underlying			of Stock	Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised			that	that	that have	that have
	Options(1)	Options	Unearned	Option	Option	have not	have not	not	not
	(#)	(#)	Options	Exercise Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

R. Neal Black	21,802	—	—	4.5862	03/15/12	—	—	—	—
	30,372	—	—	9.8771	03/14/13	—	—	—	—
David E. Ullman	46,875	—	—	4.5862	03/15/12	—	—	—	—
	58,593	—	—	9.8771	03/14/13	—	—	—	—
Robert B. Hensley	18,233	—	—	9.8771	03/14/13	—	—	—	—
Gary M. Merry	—	—	—	—	—	—	—	—	—
James W. Thorne	11,718	—	—	9.8771	03/14/13	—	—	—	—

(1)	All outstanding options held by the named executive officers were subject to a vesting schedule at issuance and are now fully vested. Each option expires on the tenth anniversary of its grant date.

Option Exercises And Stock Vested

The following table provides information regarding option awards exercised by the named executive officers during Fiscal 2009.

	Option Awards		Stock Awards
Number
	Number		of
	of Shares		Shares	Value
	Acquired		Acquired	Realized
	on	Value Realized on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

R. Neal Black	56,279	$2,119,653 (1)	—	—
David E. Ullman	—	—	—	—
Robert B. Hensley	—	—	—	—
Gary M. Merry	—	—	—	—
James W. Thorne	—	—	—	—

(1)	Of the 56,279 shares of common stock acquired by Mr. Black upon exercise of his options, Mr. Black sold 13,311 shares. As to these 13,311 shares, the dollar amount realized upon exercise has been determined as the difference between the market price of the shares sold (based on the actual sale prices per share obtained by Mr. Black) and the exercise price of the options. As to the 42,968 shares that Mr. Black did not sell, the dollar amount realized upon exercise has been determined as the difference between the market price of the shares at exercise (based on the closing price on the date of exercise) and the exercise price of the options.

Pension Benefits

The Pension Benefits table is omitted as the Company does not offer pension benefits to the named executive officers.

Nonqualified Deferred Compensation

The following table shows the nonqualified deferred compensation benefits for each named executive officer during Fiscal 2009 under the Fidelity Deferred Compensation Plan. Mr. Merry and Mr. Thorne did not elect to defer compensation under the Fidelity Deferred Compensation Plan for Fiscal 2009.

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings/(Losses)	Withdrawals/	at Last
	in Last FY	in Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

R. Neal Black	34,615	—	145,962	—	614,482
David E. Ullman	35,212	—	38,218	—	160,341
Robert B. Hensley	33,375	—	67,527	—	306,769
Gary M. Merry	—	—	—	—	—
James W. Thorne	—	—	—	—	—

The amounts reported in column (d) above represent the aggregate earnings (which include interest, dividends and dividend equivalents) on each named executive officer’s investment in the applicable named executive officer’s selected funds. Pursuant to SEC regulations, all earnings on nonqualified deferred compensation in excess of 120% of the AFR are deemed “above market” earnings.

Potential Payments on Termination or Change in Control

The table below contains information concerning potential payments on termination or change in control which may be due under the respective employment agreements with our named executive officers based on the assumption that the event triggering such payments had taken place on the last day of Fiscal 2009. Non-equity incentive compensation earned by our named executive officers for Fiscal 2009 (award payments under the 2009 Cash Incentive Program and discretionary bonuses) was actually paid in April 2010. If the employment agreements had terminated on January 30, 2010 (the last day of Fiscal 2009), which they did not, the award payments under the 2009 Cash Incentive Program (but not the discretionary bonuses) would still have been paid in April 2010. The 2009 non-equity incentive compensation would not have been paid twice. Columns (b) through (f) each represent a different circumstance under which payments may potentially be due pursuant to the employment agreements. The “Total” in any one column for any one named executive officer represents that officer’s maximum potential payment under the applicable circumstance. The “Totals” are independent of one another and not cumulative for any one named executive officer.

			Termination
	Termination		by Executive
	without		without Good
	Cause by		Reason or as a		Termination
	Company or		Result of the	Expiration	within 90
	for Good	Termination	Death or	at the	Days of a
	Reason by	by Company	Disability of	Election of	Change in
	Executive	for Cause	Executive	Company	Control
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

R. Neal Black
Termination Payment	1,500,000	—	—	750,000	1,500,000
2009 Non-Equity Incentive Compensation	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000

Total	3,000,000	1,500,000	1,500,000	2,250,000	3,000,000
David E. Ullman
Base Salary	675,000	—	—	675,000	—
2009 Non-Equity Incentive Compensation	292,500	292,500	292,500	292,500	—

Total	967,500	292,500	292,500	967,500	—
Robert B. Hensley
Base Salary	475,000	—	—	475,000	—
2009 Non-Equity Incentive Compensation	308,750	308,750	308,750	308,750	—

Total	783,750	308,750	308,750	783,750	—
Gary M. Merry
Base Salary	355,000	—	—	355,000	—
2009 Non-Equity Incentive Compensation	230,750	230,750	230,750	230,750	—

Total	585,750	230,750	230,750	585,750	—
James W. Thorne
Base Salary	350,000	—	—	350,000	—
2009 Non-Equity Incentive Compensation	227,500	227,500	227,500	227,500	—

Total	577,500	227,500	227,500	577,500	—

Notes to Potential Payments on Termination or Change in Control Table

Termination without Cause by Company or for Good Reason by Executive (Column (b))

Under the terms of the respective employment agreements with our named executive officers, if the employment period is terminated by the Company without “cause” (as defined below) or by the executive for “good reason” (as defined below), the Company will be obligated to make a termination payment, in addition to paying the executive’s base salary through the date of termination. For Mr. Black, the termination payment is an agreed-upon amount payable in one lump sum. For Messrs. Ullman, Hensley, Merry and Thorne the termination payment is based on the named executive officer’s base salary in effect as of the last day of Fiscal 2009 and is payable in equal weekly installments over the term corresponding to the amount due. Mr. Ullman is entitled to 18 months of salary. Messrs. Hensley, Merry and Thorne are entitled to 12 months of salary. A named executive officer whose employment period is terminated by the Company without cause or by the executive for good reason will also receive any non-equity incentive compensation which may have been earned through the date of termination.

Without limiting the terms and conditions of the respective employment agreements between our named executive officers and the Company, the term “cause,” as used in the employment agreements, generally means with respect to each named executive officer (a) the conviction of a felony involving money or other property of the Company or any other felony or offense involving moral turpitude; (b) the willful commission of an act not approved of or ratified on behalf of the Company involving a material conflict of interest or self-dealing relating to any material aspect of the Company’s business or affairs; (c) the willful commission of any act of fraud or misrepresentation related to the business of the Company which would materially and negatively impact upon the Company; or (d) the willful and material failure to comply with the lawful orders of the Company, provided such orders are consistent with the duties, responsibilities and/or authority of his office.

Without limiting the terms and conditions of the respective employment agreements between our named executive officers and the Company, the term “good reason,” as used in the employment agreements, generally means any material breach by the Company of any provision of the employment agreement which is not cured within 30 days after notice. However, no notice is required for the Company’s failure to pay timely (or any reduction in) compensation or benefits paid or payable to the named executive officer pursuant to the employment agreement.

Termination by Company for Cause (Column (c))

Under the terms of the respective employment agreements between our named executive officers and the Company, if the employment period is terminated by the Company for cause, the named executive officer will be paid his base salary through the date of termination and any non-equity incentive compensation earned through the date of termination, but is not entitled to any other payments.

Termination by Executive without Good Reason or as a Result of the Death or Disability of Executive (Column (d))

Under the terms of the respective employment agreements between our named executive officers and the Company, if the employment period is terminated by the named executive officer without good reason or as a result of his death or disability, the named executive officer will be paid his base salary through the date of termination and any non-equity incentive compensation earned through the date of termination, but is not entitled to any other payments.

Expiration at the Election of Company (Column (e))

Under the terms of the respective employment agreements between our named executive officers and the Company, in the event the Company elects not to renew the employment agreement or to otherwise extend employment on the then current terms for an additional year, the named executive officer will be entitled to severance payments. Mr. Black is entitled to receive a single severance payment of $750,000. Mr. Ullman is entitled to severance equal to 18 months of base salary and Messrs. Hensley, Merry and Thorne are entitled to severance equal to 12 months of base salary, in each case payable in equal, weekly installments over the term corresponding to the amount due. A named executive officer whose employment agreement is not being renewed by the Company will also receive any non-equity incentive compensation which may have been earned for the year ending on the stated expiration date of the employment period.

Termination within 90 Days of a Change in Control (Column (f))

Mr. Black may terminate his employment agreement with the Company at any time within 90 days following a “change in control” (as defined below) of the Company. In the event of such termination, or if the Company terminates the employment agreement for cause within 90 days following a change in control, the Company will make the payments to Mr. Black as set forth above. In the event the employment agreement for one of the other named executive officers is terminated within 90 days of a change in control, the termination payment would be calculated based upon the circumstances described in the notes to columns (b), (c) or (d), as applicable. A change in control does not affect the calculation of these termination payments.

Without limiting the terms and conditions of the Mr. Black’s employment agreement with the Company, the term “change of control,” as used in the employment agreement, generally means (a) the acquisition by any “person” (as defined in the Exchange Act) of beneficial ownership of 51% or more of the stock of the Company; (b) the acquisition by any such “person” of beneficial ownership of 30% or more of the stock of the Company and a change in the majority of the Board; or (c) the merger, consolidation or liquidation of the Company or the sale or disposition of all or substantially all of the assets of the Company.

Additional Notes Regarding Potential Post-Employment Payments and Obligation

Non-Equity Incentive Compensation

The employment agreements use the word “bonus” to refer to payments which are designated as “non-equity incentive compensation” under SEC regulations and in this Proxy Statement. The employment agreements generally provide that in the event the employment period ends for any reason whatsoever on a day prior to payment of any bonus the named executive officer may have earned for the previous fiscal year, the Company will pay such bonus to the named executive officer as and when such bonus would otherwise have been paid had the employment period not ended. The employment agreements also generally provide that when and if bonuses are generally paid to employees of the Company for the fiscal year in which the termination occurs, the Company will pay to the named executive officer a pro-rated bonus based on the number of days the named executive officer was employed by the Company during such fiscal year. For the purpose of determining eligibility for payment of a pro-rata bonus, it is assumed that all conditions to payment of the bonus which were based upon performance by the named executive officer (e.g., a job performance rating of “Effective” or better) were satisfied.

Non-compete Covenants

Following the termination of an employment agreement, the applicable named executive officer is generally subject to non-compete covenants. The period of time during which such covenants are in effect varies depending upon the circumstances of termination. Generally, the non-competition term is six months. If the named executive officer resigns without good reason, the term is 12 months. If post-termination payments are being made for longer than the otherwise applicable period, the non-compete covenants will be effective while such payments are being made. If the Company terminates Mr. Black’s employment agreement for cause, the non-competition term is six months. If the Company elects not to renew Mr. Black’s employment agreement, the non-competition term is one year. If the Company terminates Mr. Black’s employment agreement without cause or Mr. Black terminates his employment agreement for good reason or within 90 days following a change in control, the non-competition term is two years.

PROPOSALS REQUIRING STOCKHOLDER APPROVAL

PROPOSAL ONE-ELECTION OF DIRECTORS

The Board currently consists of eight members and is divided into three classes. Each class holds office for a term of three years. This year’s nominees for director, James H. Ferstl and Sidney H. Ritman, (individually, a “Director Nominee” and together, the “Director Nominees”) are currently directors of the Company. Each Director Nominee was nominated by our Nominating and Governance Committee for re-election to the Board for a term of three years expiring at the 2013 Annual Meeting of Stockholders or at such later time as his successor is duly elected and qualified.

It is the current policy of the Nominating and Governance Committee that no sitting director who has served for twenty (20) or more years, or whose next term would be scheduled to expire after he or she has served for twenty (20) or more years, shall be nominated by the Committee to stand for re-election. Gary S. Gladstein, a current director whose term expires at the Annual Meeting, has served as a director since 1990 and therefore, in accordance with this policy, has not been nominated for re-election. Effective as of the Annual Meeting and unless and until the Board takes further action, our Board will consist of seven members. Our Amended and Restated Certificate of Incorporation requires that our Board consist of three classes, each of which is to include a number of directors as equal as possible, with no class having more than one director more than any other class. In order to comply with this requirement, Mr. Ferstl (whose term as a director was scheduled to expire in 2011) has been designated by the Nominating and Governance Committee to stand for election this year for a term expiring in 2013.

If either of the Director Nominees should become unavailable for election at the time of the Annual Meeting, the shares represented by the proxies solicited for the Annual Meeting will be voted for such substitute nominee(s) as may be determined by the Nominating and Governance Committee. The Board expects that both of the Director Nominees will be able to serve as directors if re-elected at the Annual Meeting. In the election of directors, you may vote for the Director Nominees or you may withhold authority with respect to either or both of the Director Nominees. Unless a stockholder withholds authority on the proxy card with respect to either or both of the Director Nominees, the shares represented by the accompanying proxy will be voted “FOR” the election of the Director Nominees.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented at the Annual Meeting and entitled to vote for the election of directors.

Certain information concerning the Director Nominees and those directors whose terms of office will continue following the Annual Meeting is set forth below, including their specific experience, qualifications and skills that led the Board to conclude that each of those individuals should continue to serve as a director.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of Mr. Ferstl and Mr. Ritman.

Director Nominees Standing for Election for Terms Expiring in 2013

James H. Ferstl

James H. Ferstl has served as one of our directors since September 2008. Since its founding in 1999, Mr. Ferstl has been the principal of J&M Enterprises, a retail consulting, commercial real estate and personal financial investment firm. From 1965 to 1999, Mr. Ferstl was employed in various capacities in the retail industry including, from 1995 to 1999, as Executive Vice President, Chief Merchandising Officer and Board member of Venture Stores, Inc., a publicly traded family value retailer; from 1987 to 1995 Corporate Vice President-General Merchandise Manager (Home and Hard lines) for Gottschalks Department Stores, a regional department store headquartered in Fresno, California; from 1984 to 1987, as Senior Vice President and General Manager for Platt Electronics Corp., a consumer electronics business based in Torrance, California, with responsibility for its 140 store West coast region; from 1981 to 1984, as Executive Vice President for Merchandising and Stores Operation and Chief Merchandising Officer for Broadway Southwest Department Stores, a division of Carter Hawley Hale Stores Inc. based in Phoenix, Arizona; and from 1965 to 1981, as Regional Vice President for Stores for Sanger Harris Department Stores of Dallas, Texas, a Division of Federated Department Stores Inc.

The Board concluded that Mr. Ferstl should continue to serve as a director in part due to his extensive career in retail, which brings to the Board significant industry knowledge and experience in merchandising, marketing and sales.

Sidney H. Ritman

Sidney H. Ritman has served as one of our directors since July 2005 and is chairman of our Compensation Committee. Mr. Ritman is the founder, owner and operator of Toni Industries, Inc., an importer and seller of women’s clothing. Mr. Ritman was the founder, and from December 2007 through November 2009 the owner and operator, of Giorgio San Angelo, LLC, an importer and seller of women’s clothing. Mr. Ritman has an extensive background in international sourcing for U.S. and European apparel retailers, including fifteen years in residence in Hong Kong as the Managing Director of Armstrong Industries, Ltd., a sourcing agent which had offices in seven countries. In 1987, Mr. Ritman organized the sale of Armstrong to Colby Staton Ltd., a Hong Kong-based sourcing company, for which Mr. Ritman served as a consultant and director until 1997. Mr. Ritman is a former trustee of Rollins College, Winter Park, Florida and The Brunswick School, Greenwich, Connecticut. Mr. Ritman is a former United States Marine Corps officer, having served on active duty and in the Marine Corps Reserve for nine years.

The Board concluded that Mr. Ritman should continue to serve as a director in part due to his extensive career in apparel retailing and sourcing, which brings to the Board significant experience in these areas.

Directors Whose Terms Expire in 2011

R. Neal Black

R. Neal Black has served as one of our directors and as our Chief Executive Officer since December 2008. Mr. Black has been our President since April 2007. He joined the Company in January 2000 and served as Executive Vice President-Merchandising and Marketing from January 2000 to April 2007. In addition, Mr. Black was our Chief Merchandising Officer from January 2000 to December 2008. Mr. Black has spent his entire professional career in the retail industry including: from 1998 to 2000, with McRae’s department stores, a division of Saks Incorporated, as Senior Vice President/General Merchandise Manager; from 1995 to 1998, with Venture Stores, Inc., a publicly traded family value retailer, ending as Senior Vice President of Product Development and General Merchandise Manager; from 1992 to 1995, with Gottschalks Department Stores, a regional department store headquartered in Fresno, California, ending as Vice President/General Merchandise Manager; from 1983 to 1992, with Design Linens, Inc., a privately-owned specialty retail chain headquartered in Portland, Oregon, ending as President; and from 1976 to 1983, with Meier & Frank, a division of May Department Stores, ending as a Buyer.

The Board concluded that Mr. Black should continue to serve as a director in part due to his extensive career in retail. As our CEO, Mr. Black brings to the Board significant industry knowledge, senior leadership and expertise in merchandising, marketing, sales and finance.

Robert N. Wildrick

Robert N. Wildrick has served as one of our directors since 1994 and is chairman of our Executive Committee. He has served as our Chairman of the Board since December 2008. From November 1999 to December 2008, Mr. Wildrick was our Chief Executive Officer. In addition, he was our President from December 1999 to April 2007 and our Executive Chairman from April 2007 to December 2008. Mr. Wildrick is a member of the Town Council of Palm Beach, Florida and Chairman of its Finance and Taxation Committee and its Public Safety Committee. Mr. Wildrick has been a member of the Board of Directors of Checkpoint Systems, Inc. (NYSE: CKP), a leading manufacturer of retail shrink management solutions, since December 2008. Mr. Wildrick was Director, President and Chief Executive Officer of Venture Stores, Inc., a publicly traded family value retailer, from April 1995 to May 1998 and was Chairman of its board of directors from January 1996 to May 1998. From 1976 to April 1995, Mr. Wildrick was employed by Belk Stores Services, a retailing company, in various capacities, including Corporate Executive Vice President for Merchandise and Sales Promotion, Chief Merchandising Officer, Senior Vice President (Corporate) and General Manager. Mr. Wildrick’s former directorships include Goodwill Industries, The Pride of Baltimore, Johns Hopkins Children’s Hospital Advisory Board, The Cystic Fibrosis Foundation and the Boy Scouts of America where he was a Director in New York and Charlotte, North Carolina. He has been a sponsor and fundraiser for the American Heart Association, various Police Associations and the Boy Scouts where he helped fund scout camps for children with disabilities.

The Board concluded that Mr. Wildrick should continue to serve as a director in part due to his extensive knowledge of the Company having been a director since 1994, which brings to the Board historic knowledge and continuity. In addition, as a result of his extensive career in retail and as our former CEO, Mr. Wildrick brings to the Board significant industry knowledge and expertise in merchandising, marketing, sales and finance.

Directors Whose Terms Expire in 2012

Andrew A. Giordano

Andrew A. Giordano has served as one of our directors since 1994 and is chairman of our Nominating and Governance Committee. He served as our interim Chief Executive Officer from May 1999 to October

1999. Mr. Giordano also served as Chairman of the Board from May 1999 to December 2008, at which time he became Chairman Emeritus. Mr. Giordano continues to serve as Lead Independent Director, a position he assumed in November 1999. Mr. Giordano has been the principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. He also serves as Chairman of the Compensation Committee of Dale Carnegie, a privately owned provider of personal advancement training, where he has been a Director since 2001. Since January 2009, Mr. Giordano has been a director of Hurd Windows and Doors of Wausau, Wisconsin, a privately owned manufacturer and retailer. Mr. Giordano retired from his position as CEO, Naval Supply Systems Command and Chief, Navy Supply Corps with the rank of Rear Admiral. He is a former director of the Navy, Marine Corps Residence Foundation, the Navy Memorial Foundation and the Navy Federal Credit Union.

The Board concluded that Mr. Giordano should continue to serve as a director in part due to his extensive knowledge of the Company having been a director since 1994, which brings to the Board historic knowledge and continuity. In addition, his substantial leadership and organizational skills provide valuable perspective on the complex operations of a multi-location, multi-channel retailer such as the Company.

William E. Herron

William E. Herron has served as one of our directors since April 2005 and is chairman of our Audit Committee. Since January 2002, Mr. Herron has been self-employed as a strategic consultant to companies seeking to initiate business with the federal government. From 1982 through December 2001, Mr. Herron was a partner in Arthur Andersen, having served in its Accounting and Audit practice from 1982 until 1994 and in its Business Consulting practice from 1995 until 2001. Among his other duties with Arthur Andersen, Mr. Herron was the Managing Partner of the firm’s Office of Government Services. Mr. Herron was a licensed CPA for over 30 years and is a current member of the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He has served on the boards of directors of several privately held companies including as chair of an audit committee. He has been active for over 30 years on boards of civic and charitable institutions. Mr. Herron is a retired Rear Admiral from the U.S. Naval Reserve.

The Board concluded that Mr. Herron should continue to serve as a director in part due to his extensive career in public accounting, which brings to the Board significant auditing and accounting experience.

Henry Homes, III

Henry Homes, III, has served as one of our directors since September 2008. Since 1986, Mr. Homes has been the president and chief executive officer of Homesco, Inc., a general business consulting firm with emphasis on logistics and commercial relocation companies. From 1989 through March 2008, Mr. Homes was the chief executive officer of Maryland Office Relocators, a regional relocation and logistics company operating in the Mid-Atlantic region of the United States. Mr. Homes served as president of the Ruxton, Riderwood, Lake Roland Improvement Association from 2000 through 2002 and has served on multiple civic and charitable boards and committees.

The Board concluded that Mr. Homes should continue to serve as a director in part due to his extensive career in logistics, which brings to the Board significant experience in this area.

PROPOSAL TWO-RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for Fiscal 2010. The affirmative vote of a majority of the votes cast at the Annual Meeting on Proposal Two, either in person or by proxy, and entitled to vote is required to ratify the selection of Deloitte. Deloitte has served as the Company’s independent registered public accounting firm since 2004. One or more representatives of Deloitte are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make such statements as they may desire.

In the event the stockholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our registered public accounting firm for Fiscal 2010.

Audit and Non-Audit Fees

The fees for services rendered by Deloitte and its affiliates to the Company for Fiscal 2008 and Fiscal 2009 were as follows:

	Fiscal 2008	Fiscal 2009
Type of Fee	($)	($)

Audit Fees(1)	880,000	843,500
Audit-Related Fees(2)	38,000	50,100
Tax Fees(3)	57,500	122,800
All Other Fees(4)	2,000	2,000

Total Fees	977,500	1,018,400

(1)	Audit fees represent the aggregate fees for the stated fiscal year for professional services rendered for the audit of the Company’s annual financial statements and the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with certain statutory and regulatory filings or engagements.

(2)	Audit-related fees represent the aggregate fees for a limited scope audit for one retirement plan in each of Fiscal 2009 and Fiscal 2008 and fees for consents in franchise offerings in Fiscal 2009.

(3)	Tax fees represent the aggregate fees for the stated fiscal year for tax compliance, tax advice and tax planning.

(4)	All other fees include the aggregate fees for the stated fiscal year for products and services provided by the principal accountant other than the services reported above. All other fees for Fiscal 2008 and Fiscal 2009 are subscription fees for access to Deloitte’s on-line research database.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed for the Company by its registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee approved all such services prior to the auditor’s engagement for such services during Fiscal 2009 and Fiscal 2008.

Audit Committee Report

The Audit Committee oversees the responsibilities of the Board relating to: (a) the integrity of our financial statements; (b) the qualifications and independence of our registered public accounting firm; (c) the performance of our internal audit functions and our registered public accounting firm; (d) the adequacy of our systems of internal accounting and financial controls; and (e) our compliance with ethics policies and legal and regulatory requirements.

Deloitte was the principal accountant engaged to audit the financial statements of the Company for Fiscal 2009. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning Deloitte’s independence, and the Audit Committee has discussed with Deloitte the independence of Deloitte from Jos. A. Bank.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2009 for filing with the SEC.
Respectfully submitted, Audit Committee:
William E. Herron (Chairman)
Andrew A. Giordano
Gary S. Gladstein

PROPOSAL THREE-APPROVAL OF THE JOS. A. BANK CLOTHIERS, INC. 2010 EQUITY INCENTIVE PLAN

In March 2010, our Board adopted, subject to stockholder approval, the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan, which we also refer to as the “Equity Incentive Plan.” We are requesting that our stockholders approve the Equity Incentive Plan.

The principal purposes of Equity Incentive Plan are to promote the interests of the Company and our stockholders by providing our employees, directors and consultants with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. Since there are no shares currently available for issuance under our previously approved equity incentive plans, our current executive compensation program consists almost exclusively of cash payments in the form of base salary and non-equity incentive compensation.

In addition, the Equity Incentive Plan is designed to permit the grant of performance-based awards in compliance with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”), thereby preserving the Company’s ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section.

The Equity Incentive Plan reserves up to 1,000,000 shares of our common stock for issuance pursuant to awards to be granted under this plan, which represents approximately 5.4% of our issued and outstanding shares as of April 30, 2010. The closing price of our common stock on The NASDAQ Global Select Market on April 30, 2010 was $60.86.

The Board believes that approval of the Equity Incentive Plan is in our stockholder’s best interests because it will allow us to make equity-based awards which we believe will encourage long-term value creation by aligning a meaningful amount of a participant’s incentive compensation with the interests of our stockholders. If approved by stockholders, the Equity Incentive Plan will become effective when it is so approved. Approval of the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal, either in person or by proxy and entitled to vote. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been approved.

Approval of our Equity Incentive Plan will also constitute approval of the plan for purposes of Section 162(m) of the Code and of the performance goals in the Equity Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR approval of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan, which will also constitute approval of this plan for purposes of Section 162(m) of the Code and of the performance goals in the Equity Incentive Plan that may be applied to awards thereunder.

Summary Description of the Equity Incentive Plan

The material terms of the Equity Incentive Plan are summarized below. This summary, however, does not purport to be a complete description of the Equity Incentive Plan, a copy of which has been included as the Appendix to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Equity Incentive Plan.

Administration; Term

The Equity Incentive Plan will be administered by the Compensation Committee, unless otherwise determined by our Board. Each member of the Compensation Committee is an “independent director” (within the meaning of the Nasdaq Rules), a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Code). All questions of interpretation are determined by the Compensation Committee and its decisions are final and binding on all participants as well as on the Company and its stockholders.

Unless earlier terminated by the Board, the Equity Incentive Plan will expire on the tenth anniversary of the date it is approved by our stockholders. The expiration of the Equity Incentive Plan will not affect adversely any of the rights of any participant, without the participant’s consent, under any award previously granted.

Participation

Employees, directors and consultants of the Company and its subsidiaries are eligible to participate in the Equity Incentive Plan. While under applicable tax law we may grant incentive stock options only to employees, we may grant non-qualified stock options, restricted stock units, restricted stock, stock appreciation rights and other stock- or cash-based awards to any eligible participant. As of April 30, 2010, the individuals who are eligible to participate in the Equity Incentive Plan are our approximately 4,300 employees and seven Non-Employee Directors. The Company anticipates that only our five named executive officers (Messrs. Black, Ullman, Hensley, Merry and Thorne) and six of our Non-Employee Directors (Messrs. Ferstl, Giordano, Herron, Homes, Ritman and Wildrick) will receive grants under the Equity Incentive Plan in Fiscal 2010.

Authorized Awards

The Equity Incentive Plan authorizes our Compensation Committee to grant the following types of awards:

•	restricted stock units;

•	restricted stock;

•	stock options (including options intended to be “incentive stock options” within the meaning of Section 422 of the Code);

•	stock appreciation rights; and

•	other stock- or cash-based awards, which may include performance-based awards intended to comply with the requirements of Section 162(m) of the Code.

Restricted Stock Units

Restricted stock units are units evidencing the right to receive shares of our common stock or cash at the end of a specified period of time based upon the passage of any stated vesting period and/or the attainment of one or more Performance Goals (as defined below) (if intended to be performance-based compensation under Section 162(m) of the Code). Restricted stock units will be subject to such restrictions on transferability and vesting and on such other terms and subject to such other restrictions as the Compensation Committee may determine. Restricted stock units do not confer the rights of a stockholder until the restricted stock unit vests and is settled in shares of common stock. However, the terms of a particular restricted stock unit award may confer the right to receive dividend equivalents. Dividend equivalents are rights to receive additional shares of common stock equal in value to the amount of dividends or other distributions paid on the shares of common stock subject to the restricted stock units prior to the settlement of the award. No payments will be made in respect of dividend equivalents on restricted stock units that do not ultimately vest. Dividend equivalents will be treated and paid in the identical manner and time as the underlying award with respect to those dividend equivalents which have been credited. If so permitted under the terms of an award, receipt of the shares of common stock underlying the restricted stock unit may be deferred in accordance with the terms of the Company’s 2010 Deferred Compensation Plan, and in accordance with Section 409A of the Code. For a description of the Company’s 2010 Deferred Compensation Plan, see “Other Employee Benefits and Non-Cash Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

Restricted Stock

Restricted stock awards consist of a grant of shares of restricted common stock. Except to the extent restricted under the applicable award agreement, a holder of restricted stock will have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. Restricted stock will be subject to such restrictions on transferability and vesting and on such other terms and subject to such other restrictions as the Compensation Committee may determine.

Stock Options

Stock options entitle the holder to purchase shares of common stock during a specified period at the purchase price specified by the Compensation Committee (which will not be less than 100% of the fair market value of the common stock on the day the option is granted). Options will be exercisable during the exercise period specified in the option award agreement (which will not exceed ten years from the date of grant), at such times and upon such conditions as the Compensation Committee may determine, as reflected in the award agreement. The exercise price for common stock subject to an option may be paid in cash or by an exchange of common stock previously owned by the grantee (subject to such conditions as may be imposed by the Compensation Committee), through a “broker cashless exercise” procedure approved by the Compensation Committee, a combination of the above, or by any other method approved by the Compensation Committee. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of options, as the Compensation Committee may prescribe in its discretion or as may be required by applicable law.

Stock Appreciation Rights

Stock appreciation rights give the holder the right to receive, with respect to each share of common stock subject thereto, the excess, if any, of the fair market value per share on the date of exercise over the fair market value per share on the grant date. Stock appreciation rights may be granted independently or in tandem with stock options. A stock appreciation right granted in tandem with an option will be exercisable only to the extent the underlying option is exercisable. Payment of a stock appreciation right may be made in cash, common stock or a combination of the two, as determined by the Compensation Committee and specified in the award agreement.

Other Stock- or Cash-based Awards

The Compensation Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed by the Compensation Committee to be consistent with the purposes of the Equity Incentive Plan. Other stock- or cash-based awards may be granted with value and payment contingent upon the attainment of the Performance Goals or otherwise. The Compensation Committee will determine the terms and conditions of those awards at the date of grant or thereafter.

Performance Goals for Section 162(m) Purposes and Related Matters

Awards under our Equity Incentive Plan may be made subject to the attainment of performance goals in order to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The Equity Incentive Plan sets forth the following business criteria (referred to herein as the “Performance Goals”), at least one of which must be selected by the Compensation Committee as a basis (or the basis) for determining an award in order for it to qualify as performance-based compensation under Section 162(m) of the Code:

•	Net income;

•	Earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether on an aggregate or per share basis;

•	Increase in the trading price of the Company’s stock above the trading price at the time the criteria are established;

•	Total stockholder return;

•	Working capital;

•	Sales;

•	Expense and cost reductions or improvement in or attainment of expense levels;

•	Return ratios based on equity, investment, capital employed and/or assets;

•	Inventory levels, turns or aging;

•	Operating ratios based on margin, income and/or net income;

•	Market share;

•	Cash flow or operating cash flow;

•	The increase, decrease or ending balance of any item on the Company’s consolidated balance sheets; and/or

•	Any combination of the foregoing, including as compared to an index of one or more peer group companies selected by the Compensation Committee.

Performance Goals will include a threshold level of performance below which no award will be earned and may include a level of performance at which the target amount of an award will be earned and/or a level of performance at which the maximum amount of the award will be earned. To the extent consistent with Section 162(m) of the Code and regulations issued thereunder, the Compensation Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of: (a) changes in law or accounting principles that become effective during the performance period; (b) extraordinary, unusual or infrequently occurring events; (c) the disposition of a business or significant assets; (d) gains or losses from all or certain claims and/or litigation and insurance recoveries; (e) the impact of impairment of intangible assets; (f) restructuring activities; (g) the impact of investments or acquisitions; and/or (h) changes in corporate capitalization such as stock splits and certain reorganizations.

For the purposes of Section 162(m) of the Code, no later than ninety (90) days after the commencement of each performance period (or the date on which 25% of the performance period has elapsed, if earlier), the Compensation Committee must (a) select the Performance Goals applicable to a particular award and

(b) establish the award targets at a time when the performance relative to such targets is substantially uncertain to be achieved. Payments earned may be decreased, but not increased, in the sole discretion of the Compensation Committee based on individual performance and such other factors as the Compensation Committee deems appropriate under the circumstances. No payment will be made to a participant prior to the certification by the Compensation Committee of the extent to which the selected Performance Goals have been attained (if such award is intended to be performance-based compensation).

The Equity Incentive Plan provides that awards made under the Management Incentive Plan, which also provides for the payment of awards that meet the requirements for performance-based compensation under Section 162(m) of the Code, may be settled with shares of common stock drawn from the shares reserved for issuance under the Equity Incentive Plan. For a description of the Management Incentive Plan, see “Non-Equity Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

No Repricing of Stock Options or Stock Appreciation Rights

Except in connection with a corporate transaction involving the Company (including, without limitation, in connection with any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without prior approval of the Company’s stockholders.

Non-Employee Director Awards

If the Company’s stockholders approve the Equity Incentive Plan, it is the Company’s intention to award to each Non-Employee Director holding office on June 17, 2010 following the Annual Meeting a one-time grant of 1,000 restricted stock units and the first annual grant of 1,500 restricted stock units. In addition, the Equity Incentive Plan provides for certain automatic awards to Non-Employee Directors. Therefore, if the Company’s stockholders approve the Equity Incentive Plan and unless the Compensation Committee determines in its discretion to make a lesser award or no award, (a) on June 1, 2011 and each June 1 thereafter (or the next business day thereafter if June 1 is not a business day), each person then serving as a Non-Employee Director shall receive an annual award of 1,500 restricted stock units and (b) any person who first becomes a Non-Employee Director after June 17, 2010, shall receive upon his or her election to the Board an inaugural award of 1,000 restricted stock units on such date. All such restricted stock units will vest approximately (but not less than) twelve months following the date of grant. If a Non-Employee Director ceases to serve as a director of the Company for any reason, such Non-Employee Director’s restricted stock units will terminate to the extent that the vesting thereof has not been accelerated, and such former Non-Employee Director shall have no rights with respect to, or in respect of, such terminated restricted stock units.

The receipt of shares issuable upon vesting of the restricted stock units to be granted to our Non-Employee Directors may be deferred under our 2010 Deferred Compensation Plan. Non-Employee Directors are expected to defer the receipt of such shares or to hold such shares at least until the director has satisfied his stock ownership requirement under the Company’s Director and Executive Officer Stock Ownership Guidelines. See “Stock Ownership Guidelines” in the Overview of our Corporate Governance Practices section of this Proxy Statement for additional information on these guidelines.

Shares Reserved for Issuance under the Equity Incentive Plan

We have reserved a total of 1,000,000 shares of common stock for issuance under the Equity Incentive Plan. Awards made under the Management Incentive Plan, to the extent settled in shares of common stock, may be drawn from the shares reserved for issuance under the Equity Incentive Plan and will count against the total authorized shares reserved under the Equity Incentive Plan. The Equity Incentive Plan imposes a

100,000 share limitation on the aggregate number of restricted stock units and restricted stock awards that may be granted with time-based vesting periods shorter than three years.

Shares subject to awards granted under the Equity Incentive Plan or awards under the Management Incentive Plan that are to be settled in shares of common stock will be counted against those reserved to the extent those shares have been delivered and are no longer subject to a risk of forfeiture. Subject to the following sentence, if any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the grantee, the shares of common stock with respect to that award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Equity Incentive Plan or the Management Incentive Plan. However, the following shares will not be available for future grant or added to the aggregate Equity Incentive Plan limits specified in the preceding paragraph: (a) shares tendered in payment of the exercise price of a stock option, (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations, and (c) shares of common stock repurchased by the Company with proceeds from the exercise of stock options. All shares of common stock covered by a stock appreciation right will be counted against the total shares reserved for issuance under the Equity Incentive Plan.

Individual Award Limits

The Equity Incentive Plan provides that no more than 125,000 shares of common stock underlying awards may be granted to a participant in any one calendar year. This share limit also applies to the extent that awards under the Management Incentive Plan are settled in shares of common stock drawn from the Equity Incentive Plan. The maximum value of the aggregate payment that any participant may receive with respect to “Other Cash-Based Awards” under the Equity Incentive Plan in respect of any annual (or shorter) performance period is $5,000,000. If the performance period exceeds one year, the $5,000,000 limitation will be multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

Acceleration of Vesting

The vesting of any or all awards (and, with respect to stock options and stock appreciation rights, the time at which those awards may be exercised) may be accelerated in full or in part to any date as the Compensation Committee may determine with respect to any participant or all participants and, with respect to any participants or all participants, the Compensation Committee may further determine that any reacquisition or repurchase rights held by the Company with respect to an award will lapse in full or in part as of any date.

Change in Control

Except to the extent otherwise provided in an award agreement, upon a change in control, the Board, or the board of directors of any entity assuming the Company’s obligations, will take any one or more of the following actions as to outstanding awards:

•	the acquiring company may continue, assume or substitute similar awards;

•	accelerate the vesting of awards in whole or part;

•	cause any reacquisition or repurchase rights held by the Company with respect to an award to lapse in full or in part; or

•	pay (using cash or other consideration) for awards in lieu of exercise.

Adjustments Upon Changes in Capitalization

In the event of a dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, shares or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or share exchange, or other similar corporate transaction or event which affects the common stock, the Compensation Committee will appropriately adjust the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with new awards and will also adjust, in each case, in order to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, (a) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards and (b) the exercise price, grant price or purchase price relating to any outstanding award, provided, that, with respect to incentive stock options, that adjustment will be made in accordance with Section 424(h) of the Code.

Transferability of Awards

Awards granted under the Equity Incentive Plan may not be transferred by a participant other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative.

Clawback

The Equity Incentive Plan provides that the Company will, to the extent permitted by law, require reimbursement of any cash or equity-based incentive compensation paid to any “named executive officer” (as defined in Item 402(a)(3) of Regulation S-K of the Exchange Act) where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (b) in the Compensation Committee’s view the officer engaged in fraud or misconduct that caused, or partially caused, the need for the substantial restatement. In addition, with respect to other participants, the Compensation Committee may make retroactive adjustments to, and the participant will reimburse to the Company, any cash or equity-based incentive compensation paid to the participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the participant’s misconduct.

Amendment or Termination of the Equity Incentive Plan

Our Board may amend, alter, suspend, or terminate the Equity Incentive Plan at any time in whole or in part, provided that no such amendment, alteration, suspension, or termination will be made without stockholder approval if that approval is, in the Board’s determination, necessary to comply with any tax or regulatory requirement. Stockholder approval is specifically required for amendments that increase the maximum number of shares available under the Equity Incentive Plan, change the conditions for eligibility to participate in the plan or materially increase the benefits accruing to participants. No amendment to or termination of the Equity Incentive Plan may adversely affect any awards granted under the Equity Incentive Plan without the participant’s permission.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of certain current United States federal income tax consequences relating to the Equity Incentive Plan. The Code and related rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The following discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Equity Incentive Plan. Further, tax consequences may vary with the types of awards made, the identity of the participants and the method of payment or settlement.

Options and Stock Appreciation Rights

Generally, the grant of an option or a stock appreciation right creates no federal income tax consequences for the participant and a deduction is not taken by the Company at that time. An option may be either an incentive stock option or a non-qualified stock option. An incentive stock option may only be granted to an employee of a company (as opposed, for example, to a non-employee director or consultant) and must meet all of the requirements set forth in Section 422 of the Code. Among those requirements, generally, the option must be granted pursuant to a shareholder-approved plan, the option price must be not less than the fair market value of the stock at the time such option is granted and the aggregate fair market value of stock with respect to which incentive stock options are first exercisable by any individual during any calendar year must not exceed $100,000 (with the value of such stock measured on the option grant date). A non-qualified stock option is a stock option that does not meet the requirements of an incentive stock option (or that is specifically designated as a non-qualified stock option). Option grants under the Equity Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code.

The tax benefit of an incentive stock option over a non-qualified stock option is that, upon exercise of the incentive stock option, a participant does not have to pay ordinary income tax or employment tax on the difference between the exercise price and the fair market value of the shares received. However, this difference is included in the participant’s alternative minimum taxable income and could increase the participant’s minimum taxable income tax liability. If the participant is an employee of the Company at the time of exercise (or was an employee of the Company no more than three months prior to exercise), and the shares are held for at least two years from the date of grant and at least one year after the date of exercise), then any gain or loss on the sale of the shares is taxed as long-term capital gain or loss. Upon exercise of a non-qualified stock option, the participant generally must recognize ordinary income equal to the difference between the fair market value of the shares acquired on the date of exercise and the exercise price. Upon exercising a stock appreciation right, the participant must generally recognize ordinary income equal to the amount of cash or the fair market value of the shares received less any exercise price, if applicable. A participant’s later sale of shares acquired by exercise of any non-qualified stock option or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis of the shares (which is generally equal to the fair market value of the shares at the time of exercise).

The Company will not be entitled to any tax deduction on the exercise of an incentive stock option unless there is a disqualifying disposition of the incentive stock option shares. The Company will be entitled to a tax deduction upon the exercise of a non-qualified stock option or a stock appreciation right or upon a disqualifying disposition of incentive stock option shares. The dollar amount of the Company’s tax deduction will be equal to the amount of ordinary income reported to the participant.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock, if the stock is subject to a substantial risk of forfeiture (e.g., will be forfeited upon the participant’s voluntary termination of employment), and the shares are nontransferable (i.e, cannot be transferred without remaining subject to the substantial risk of forfeiture). The restricted stock will become taxable as ordinary income on the earlier of the date the substantial risk of forfeiture lapses or the shares become transferrable. Under the Equity Incentive Plan, this will occur at the end of a predetermined vesting period. Once taxable, the Company is required to withhold income and FICA taxes based on the fair market value of the shares on the date of taxation, and will report the income to the participant in the year of taxation. The Company is entitled to a tax deduction equal to the amount of income reported to the participant, and this dollar amount becomes the participant’s tax basis in the shares. A subsequent sale of the shares by the participant will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the participant’s tax basis in such shares.

Federal tax law permits a participant to voluntarily elect to be subject to income tax at the time of grant of the restricted stock as though it were not subject to a risk of forfeiture and a restriction on transferability. To make this election, the participant must file an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the grant of the restricted stock. The fair market value of the restricted stock at the date of grant will be taxable as ordinary income to the participant, is subject to Company income and FICA tax withholding, and will be reported as ordinary income to the participant in the year the 83(b) election occurred. The Company is entitled to a tax deduction equal to the amount of income reported to the participant, and this dollar amount becomes the participant’s tax basis in the shares. Even after the participant has made an 83(b) election, the shares of restricted stock will still be subject to the applicable vesting schedule. A subsequent sale of the shares by the participant following the restricted stock vesting date generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the participant’s tax basis in such shares.

Restricted Stock Units

A participant granted restricted stock units will not recognize taxable income upon the grant of the award. The participant will realize ordinary income at the date the award is settled by delivery of shares to the participant. Generally, this will occur at (or shortly after) the vesting date (when the time vesting and/or date performance goals are achieved). However, the settlement may be deferred for a period of time after the vesting date either under the terms of the original award or, if permitted or required by the terms of the award or by the Compensation Committee. The fair market value of the shares delivered at settlement will be taxable as ordinary income to the participant, is subject to Company income and FICA tax withholding, and will become the participant’s tax basis in the shares. The Company is entitled to a tax deduction equal to the amount reported as income to the participant. A subsequent sale of the shares by the participant generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares less the participant’s tax basis in such shares.

In the event receipt of the shares of stock subject to the restricted stock units is delayed because the participant makes a valid deferral election under the terms of the 2010 Deferred Compensation Plan, FICA taxes will be imposed on the restricted stock unit vesting date, and income tax will be imposed on the date a distribution in respect of the shares is made from the 2010 Deferred Compensation Plan. Upon the imposition of FICA or income taxes, the Company is required to withhold taxes. Any deferral of receipt of shares associated with a restricted stock unit grant must be made in accordance with Section 409A of the Code and regulations issued thereunder and in accordance with the 2010 Deferred Compensation Plan.

Other Awards Settled with Shares

Awards other than options, stock appreciation rights, restricted stock and restricted stock units will in most cases represent a right to receive cash or stock at a specified future date, upon satisfaction of service conditions and possibly upon achievement of performance goals. These awards generally will result in ordinary income to the participant at the later of the time of delivery of cash or actual shares or, in the case of shares, at the time that either the risk of forfeiture (including forfeiture in the event performance goals are not achieved) or restrictions on transferability lapses. Upon the settlement of the award, the Company will withhold income and FICA taxes, and will report the ordinary income to the participant in the year the award is settled. In cases where the award vests prior to the actual settlement date, subject to certain exceptions, FICA tax withholding will be imposed on the award vesting date, while income tax withholding will be imposed on the award settlement date.

Sections 409A, 162(m) and 280G of the Code

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) must comply with Section 409A of the Code, which imposes certain requirements that must be met in order for a participant to defer the taxation on an award beyond the award’s vesting date. Under Section 409A, a participant’s elections to defer compensation, and the timing of any distributions relating to such awards, must comply with Section 409A of the Code. In addition, Section 409A prohibits the acceleration of the time or schedule of any payment of deferred amounts. A violation of Section 409A will result in income taxation to the participant in the year an award vests, and the possible imposition of additional excise tax penalties and interest (all payable by the participant). Both the Equity Incentive Plan and the 2010 Deferred Compensation Plan have been designed to comply with the requirements of Section 409A.

Section 162(m) of the Code imposes a $1 million limit on the tax deductibility of non-performance-based compensation that is paid to a “covered employee.” Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Company. Under the Equity Incentive Plan, options and stock appreciation rights granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of Performance Goals, may qualify as performance-based compensation. A number of requirements must be met in order for particular compensation to qualify as performance-based compensation; therefore, there can be no assurance that compensation under the Equity Incentive Plan will be fully deductible under all circumstances. Furthermore, other awards under the Equity Incentive Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify as performance-based compensation.

In addition to the tax deductibility restrictions of Section 162(m), compensation to certain employees resulting from the vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Code.

Interests of Certain Persons in Matters to Be Acted Upon

Officers (including the named executive officers), employees, non-employee directors and consultants are eligible to receive awards under the Equity Incentive Plan in the discretion of the Compensation Committee. Grants under the Equity Incentive Plan will be made at the discretion of the Compensation Committee and, except as set forth below, future grants are not determinable.

If the Company’s stockholders approve the Equity Incentive Plan, it is the Company’s intention to award to each Non-Employee Director holding office on June 17, 2010 following the Annual Meeting a one-time grant of 1,000 restricted stock units and the first annual grant of 1,500 restricted stock units. In addition, the Equity Incentive Plan provides for certain automatic awards to Non-Employee Directors. Therefore, if the Company’s stockholders approve the Equity Incentive Plan and unless the Compensation Committee determines in its discretion to make a lesser award or no award, (a) on June 1, 2011 and each June 1 thereafter (or the next business day thereafter if June 1 is not a business day), each person then serving as a Non-Employee Director shall receive an annual award of 1,500 restricted stock units and (b) any person who first becomes a Non-Employee Director after June 17, 2010, shall receive upon his or her election to the Board an inaugural award of 1,000 restricted stock units on such date. All such restricted stock units will vest approximately (but not less than) twelve months following the date of grant.

If the Company’s stockholders approve the Equity Incentive Plan, it is the Company’s intention to award to each named executive officer a grant of restricted stock units intended to qualify as performance-based compensation under Section 162(m) of the Code The maximum number of restricted stock units that may be earned by our named executive officers under the grants anticipated to be made to them in Fiscal 2010 under the Equity Incentive Plan will be determined by converting the dollar amounts specified below to a number of shares based on the closing price per share of the Company’s common stock on the grant date. The performance period for each of the grants is the Company’s Fiscal 2010. If the Equity Incentive Plan is approved by the stockholders, it is anticipated that Mr. Black will further align his interests with the interests of Company stockholders by agreeing to reduce his cash bonus potential to 150% of base salary in consideration of an equity incentive opportunity with an initial value of up to 250% of base salary. Therefore, Mr. Black may begin to earn restricted stock units at a lower net income threshold than the Executive Vice Presidents. Mr. Black may begin to earn restricted stock units if the Company’s Fiscal 2010 net income is at least $72.6 million and may earn his maximum number of restricted stock units if the Company’s Fiscal 2010 net income is at least $78.4 million. Each Executive Vice President may begin to earn restricted stock units if the Company’s Fiscal 2010 net income is at least $76.9 million and may earn his maximum number of restricted stock units if the Company’s Fiscal 2010 net income is at least $79.4 million.

In addition to the net income goals discussed above, the Compensation Committee will determine the amount of restricted stock units which may be earned by each of the Executive Vice Presidents based on the achievement of the same “personal” goals used to determine earned awards under the 2010 Cash Incentive Program. The Compensation Committee has the right to exercise negative discretion and determine that the number of restricted stock units that will be earned by any of the named executive officers will be less than the pre-established number, even if the objective business criteria (in this case, net income) is achieved. See

“Non-Equity Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

		Maximum
		Dollar Value of
		Restricted Stock
Name of		Units(1)
Grantee	Title	$

R. Neal Black	President and Chief Executive Officer	1,925,000	(2)
David E. Ullman	Executive Vice President-Chief Financial Officer and Principal Financial and Accounting Officer	150,000	(3)
Robert B. Hensley	Executive Vice President for Human Resources, Real Estate and Loss Prevention	150,000	(3)
Gary M. Merry	Executive Vice President for Store and Catalog Operations	150,000	(3)
James W. Thorne	Executive Vice President for Merchandising and Chief Merchandising Officer	150,000	(3)

(1)	The maximum number of restricted stock units that may be earned by our named executive officers under the grants anticipated to be made to them in Fiscal 2010 under the Equity Incentive Plan will be determined by converting the maximum dollar value of restricted stock units to a number of shares based on the closing price per share of the Company’s common stock on the grant date. For example, if the closing price of the Company common stock on June 17, 2010 (the anticipated grant date) is $60.00 per share, Mr. Black will have the opportunity to earn 32,083 restricted stock units ($1,925,000/$60) and each Executive Vice President will have the opportunity to earn 2,500 restricted stock units ($150,000/$60). Among other conditions, earned restricted stock units will not vest unless the grantee is employed by the Company on the vesting date.

(2)	Restricted stock units with a value (as of the grant date) of up to $775,000 earned by Mr. Black will vest on the later to occur of (a) the date the achievement of the performance goals is certified by the Compensation Committee and (b) the first anniversary of the grant date. In the event restricted stock units with a value (as of the grant date) greater than $775,000 are earned by Mr. Black, one-half of the non-vested, earned restricted stock units will vest on the second anniversary of the grant date and the balance of the non-vested, earned restricted stock units will vest on the third anniversary of the grant date.

(3)	All restricted stock units earned by the Executive Vice Presidents will vest on the third anniversary of the grant date.

OTHER MATTERS

TRANSACTIONS WITH RELATED PERSONS

On September 9, 2008, the Company and Mr. Wildrick entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which the Company retained Mr. Wildrick to consult on matters of strategic planning and initiatives for a term of three years commencing February 1, 2009 at a fee of $825,000 per year. Generally, the Audit Committee would have been responsible for approving the Consulting Agreement as a related party transaction. However, in order to increase the number of independent directors who participated in the evaluation of the Consulting Agreement, in lieu of a meeting of the Audit Committee, the Board met in executive session attended only by those members of the Board who are “independent directors” in accordance with the Nasdaq Rules.

The Consulting Agreement includes an agreement by Mr. Wildrick not to compete with the Company or to solicit its customers or employees during its term. The Consulting Agreement also provides for the acceleration of payments due thereunder to Mr. Wildrick in connection with certain termination events. If Mr. Wildrick’s services are terminated by the Company without “cause” (as defined below), the Company will be obligated to pay Mr. Wildrick the balance of amounts due under the Consulting Agreement for its remaining term as and when such payments would otherwise be due. If Mr. Wildrick’s services are terminated by the Company with “cause,” the Company will be obligated to pay Mr. Wildrick the unpaid, prorated amount of the consulting fees payable through the date of termination. For purposes of the Consulting Agreement, “cause” means (a) the conviction of Mr. Wildrick of a felony involving money or other property of the Company or any other felony or offense involving moral turpitude; or (b) the willful commission of any act of fraud or misrepresentation related to the business of the Company which would materially and negatively impact upon the Company. If within ninety (90) days following a change of control of the Company (defined consistently with Mr. Black’s employment agreement), Mr. Wildrick exercises his right to terminate the Consulting Agreement or the Company terminates the Consulting Agreement based on a default thereunder by Mr. Wildrick, the Company will pay Mr. Wildrick a lump sum equal to the balance of amounts due under the Consulting Agreement for its remaining term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Herron, Homes and Ritman. During Fiscal 2009, no interlocking relationship existed between the members of our Compensation Committee and the board of directors or compensation committee of any other company and the members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of April 30, 2010 by (a) each named executive officer, (b) each director, (c) all directors and executive officers as a group and (d) each person (or group) that beneficially owns more than 5% of our common stock. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 500 Hanover Pike, Hampstead, Maryland 21074.

	Shares Beneficially Owned*
	Number	Percent

R. Neal Black(1)	95,374	**
James H. Ferstl	200	**
Andrew A. Giordano	33,307	**
Gary S. Gladstein(2)	75,503	**
Robert B. Hensley(3)	49,404	**
William E. Herron(4)	13,460	**
Henry Homes, III(5)	1,156	**
Gary M. Merry	10,000	**
Sidney H. Ritman	8,033	**
James W. Thorne(6)	14,061	**
David E. Ullman(7)	109,061	**
Robert N. Wildrick	30,468	**
The Vanguard Group, Inc.(8)	971,157	5.29%
Thompson, Siegel & Walmsley LLC(9)	1,056,968	5.76%
Barclays Global Investors(10)	1,169,478	6.37%
Blackrock, Inc.(11)	1,829,517	9.97%
FMR LLC(12)	2,488,808	13.56%
All directors and executive officers as a group (12 persons)(13)	440,027	2.36%

*	If indicated by footnote, the number of shares beneficially owned includes shares of our common stock issuable upon the exercise of all options exercisable within 60 days of April 30, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 18,351,162 shares of our common stock outstanding as of April 30, 2010, plus the number of options exercisable by the applicable individual(s) within 60 days of April 30, 2010. To our knowledge and based on reviews of Forms 4 and Schedules 13D and Schedules 13G filed with the SEC, except as disclosed in this table, no other stockholder beneficially owned more than 5% of our outstanding shares of common stock as of April 30, 2010.

**	Represents less than 1%.

(1)	Mr. Black’s shares include currently exercisable options to purchase 52,174 shares of common stock.

(2)	Mr. Gladstein’s shares include currently exercisable options to purchase 63,903 shares of common stock.

(3)	Mr. Hensley’s shares include currently exercisable options to purchase 18,233 shares of common stock.

(4)	Mr. Herron’s shares include currently exercisable options to purchase 7,500 shares of common stock.

(5)	Mr. Homes’ shares consist of (a) a direct beneficial interest in 100 shares of common stock; (b) an indirect beneficial interest in 700 shares of common stock held in a trust of which Mr. Homes is a trustee and a beneficiary; and (c) an indirect beneficial interest in 356 shares of common stock held in a trust of which Mr. Homes is a trustee and one of the remaindermen. Mr. Homes may be deemed to beneficially own an additional 1,424 shares of common stock held in a trust of which Mr. Homes is a trustee and one of the remaindermen. Mr. Homes disclaims beneficial ownership of such additional shares.

(6)	Mr. Thorne’s shares include currently exercisable options to purchase 11,718 shares of common stock.

(7)	Mr. Ullman’s shares include currently exercisable options to purchase 105,468 shares of common stock.

(8)	The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 1) filed by The Vanguard Group, Inc. with the SEC on February 8, 2010. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)	The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 1) filed by Thompson, Siegel & Walmsley LLC with the SEC on February 10, 2010. The address of Thompson, Siegel & Walmsley LLC is 6806 Paragon Place, Suite 300, Richmond, VA 23230.

(10)	The information in the table above and in this footnote is based on a Schedule 13G filed with the SEC on February 5, 2009 by several entities, including Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”) and Barclays Global Investors, LTD (“Barclays LTD”). According to such Schedule 13G, (a) these entities collectively may be deemed to beneficially own 1,169,478 shares of Company common stock and (b) (i) Barclays Investors has sole voting power over 325,802 shares and sole dispositive power over 394,298 shares, (ii) Barclays Advisors has sole voting power over 555,185 shares and sole dispositive power over 762,947 shares and (iii) Barclays LTD has sole voting power over 496 shares and sole dispositive power over 12,233 shares. The address of Barclays Investors and Barclays Advisors is 400 Howard Street, San Francisco, CA 94105. The address of Barclays LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England.

(11)	The information in the table above and in this footnote is based on a Schedule 13G filed by Blackrock, Inc. with the SEC on January 8, 2010. The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(12)	The information in the table above and in this footnote is based on a Schedule 13G (Amendment No. 4) filed by FMR LLC (“FMR”) with the SEC on February 16, 2010. As described in that amended Schedule 13G, various persons affiliated with FMR also have beneficial ownership of certain shares of Company common stock reported as beneficially owned by FMR. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(13)	Consists of: R. Neal Black, James H. Ferstl, Andrew A. Giordano, Gary S. Gladstein, Robert B. Hensley, William E. Herron, Henry Homes, III, Gary M. Merry, Sidney H. Ritman, James W. Thorne, David E. Ullman and Robert N. Wildrick.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and any other person subject to Section 16 to file reports of beneficial ownership of common stock (Forms 3, 4 and 5) with the SEC. Officers, directors, and greater-than-ten percent stockholders are required to furnish the Company with copies of all such forms that they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of Section 16 reports, and amendments thereto, received by it during or with respect to Fiscal 2009, all filings applicable to its officers, directors and greater-than-ten percent stockholders required by Section 16(a) were timely except that on October 14, 2009, Mr. Homes filed a Form 4 to report the September 17, 2009 sale of 220 shares of common stock by two trusts of which Mr. Homes is a trustee. No portion of the proceeds of the sale was distributed by the trust to Mr. Homes.

EQUITY COMPENSATION PLAN INFORMATION

The table which follows contains information, as of the end of Fiscal 2009, on the Company’s equity compensation plans.

Number of Securities
	Number of		Remaining Available for
	Securities to be		Future Issuance Under
	Issued Upon Exercise	Weighted-Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
	and Rights	Warrants and Rights	Column (a))
	(#)	($)	(#)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by our stockholders	266,808	10.34	—
Equity compensation plans not approved by our stockholders	—	—	—

Total	266,808	10.34	—

OTHER BUSINESS

Except as described in the accompanying Notice of Meeting, the Board knows of no business that will come before the Annual Meeting for action. If any business other than as described in the accompanying Notice of Meeting were to come before the Annual Meeting for action, the persons designated as proxies will have discretionary authority to act in their best judgment.

The Board encourages you to have your shares voted at the Annual Meeting by signing and returning the enclosed form of proxy or voting instruction card. The fact that you will have returned your proxy or voting instruction card in advance will in no way affect your right to vote in person should you attend the Annual Meeting. However, by signing and returning the proxy or voting instruction card you have assured your representation at the Annual Meeting. Thank you for your cooperation.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report and disclosures regarding the Audit Committee charter are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any future filings made by the Company under those statutes.

THE BOARD HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. YOUR COOPERATION IS APPRECIATED.

APPENDIX

Jos. A. Bank Clothiers, Inc.
2010 Equity Incentive Plan

1.	Purpose; Types of Awards.

The purposes of the JOS. A. BANK CLOTHIERS, INC. 2010 Equity Incentive Plan (the “Plan”) are to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors and consultants of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock- or Cash-Based Awards. The Plan is designed to permit Awards granted to Covered Employees hereunder to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means those annual incentives provided under the terms of the Jos. A. Bank Clothiers, Inc. Executive Management Incentive Plan (the “EMIP”).

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Other Cash-Based Award or award under the Annual Incentive Program granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) A “Change in Control” of the Company or any Subsidiary (an “Employing Company”) shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) A Person, or more than one Person acting as a group, become(s) the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of stock of the Employing Company that, together with the stock held by such Person or group, constitutes 51% or more of the combined total fair market value or voting power of the Employing Company’s then outstanding securities; or

(ii) A Person, or more than one Person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Employing Company possessing 30% or more of the combined voting power of the outstanding securities of the Employing Company and at least a majority of the members of the board of directors of the Employing Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board prior to the date of the appointment or election and at the time such directors are replaced no other corporation is a majority stockholder of the Employing Company (that is, a change in the board of directors of a Subsidiary of the Company will not be relevant in determining the existence of a Change in Control); or

(iii) a merger or consolidation of the Employing Company is consummated with any other corporation, other than a merger or consolidation immediately following which would result in the holders of the voting securities of the Employing Company outstanding immediately prior thereto continuing to hold (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the

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Employing Company, or such surviving entity or its parent company, outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Employing Company approve a plan of complete liquidation or dissolution of the Employing Company or there is consummated an agreement for a sale or disposition by the Employing Company of all or substantially all of such Company’s assets, other than a liquidation or sale which would result in the holders of the voting securities of the Employing Company immediately prior thereto continuing to hold at least 70% of the combined voting power of the successor entity immediately following such liquidation or sale.

Notwithstanding the foregoing, to the extent that a Change in Control is a payment trigger under the terms of this Plan or any Award Agreement regardless whether or not the Grantee separates from service (within the meaning of Code Section 409A and regulations issued thereunder), a Change in Control shall not be deemed to have occurred unless such transaction or occurrences constitutes a change in ownership or effective control, or change in ownership of a substantial portion of the assets of the Employing Company, within the meaning of Section 409A(a)(2)(A)(v) and Treasury regulation Section 1.409A-3(i)(5). An event shall constitute a Change in Control with respect to a Grantee only if the Grantee performs services for the Employing Company that has experienced the Change in Control, or the Grantee’s relationship to the affected Company or Subsidiary otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be designated by the Board, which shall in either case consist of two or more persons, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The term “Committee” shall also mean any committee of one or more Company directors designated by the Board to make Awards under this Plan within the limits specified in the resolutions of the Board designating such committee; provided, however, in no event shall such committee make Awards under this Plan to its members, officers subject to Section 16 of the Exchange Act, directors of the Company, or officers who are, or are reasonably expected to be, Covered Employees.

(h) “Company” means JOS. A. BANK CLOTHIERS, INC., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k) “Fair Market Value” means as (i) the closing reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the relevant date (or, if there is no such closing sales price reported on the relevant date, then on the immediately preceding day on which a closing sales price was reported), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing reported bid and asked prices for the shares of Stock in such over-the-counter market for the relevant date (or, if there are no such closing bid and asked prices reported on the relevant date, then on the immediately preceding day on which closing bid and asked prices were reported), or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l) “Grantee” means an employee, director or consultant of the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(m) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

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(n) “Long Term Incentive Program” means the program described in Section 6(b) hereof.

(o) “NQSO” means any Option that is not designated as an ISO.

(p) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q) “Other Cash-Based Award” means cash awarded under the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(r) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Long Term Incentive Program (not otherwise provided for in Sections 6(b)(i)-(iv) of the Plan) that may be denominated, payable or valued in whole or in part by reference to Stock.

(s) “Performance Goals” means performance goals based on the attainment by the Company of performance goals pre-established by the Committee, which in the case of an Award intended to comply with Section 162(m) of the Code shall be based on one or more of the following criteria: (i) net income (before or after taxes); (ii) earnings before or after deduction for all or any portion of interest, taxes, minority interest, depreciation and amortization, whether on an aggregate or per share basis; (iii) increase in the trading price of the Company’s stock above the trading price at the time the criteria is established; (iv) return on total stockholder equity; (v) working capital; (vi) sales or revenues; (vii) cost management goals, including expense and cost reductions or improvements in or attainment of expense levels; (viii) return ratios based on equity, investment, capital employed and/or assets; (ix) inventory levels, turns or aging, (x) operating ratios based on margin, income and/or net income; (xi) market share; (xii) cash flow or operating cash flow; (xiii) increase, decrease or ending balance of any item on the Company’s consolidated balance sheets; and (xiv) any combination of the foregoing, including as compared to an index of one or more peer group companies selected by the Committee. To the extent permitted under Section 162(m) of the Code, or to the extent that an Award is not intended to constitute performance-based compensation for purposes of Section 162(m), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. To the extent consistent with Section 162(m) and regulations issued thereunder, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of (i) changes in tax law or accounting principles that become effective during the performance period; (ii) extraordinary, unusual or infrequently occurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company; (iii) the disposition of a business or significant assets; (iv) gains or losses from all or certain claims and/or litigation and insurance recoveries; (v) the impact of impairment of tangible assets; (vi) restructuring activities; (vii) the impact of investments or acquisitions; and/or (viii) changes in corporate capitalization such as stock splits and certain reorganizations.

(t) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(u) “Plan” means this JOS. A. BANK CLOTHIERS, INC. 2010 Equity Incentive Plan, as amended from time to time.

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(v) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii), the grant, issuance, vesting or retention of which are subject to conditions specified by the Committee in the Award Agreement.

(w) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash (as determined by the Committee and evidenced in an Award Agreement) at the end of a specified period of time (upon vesting or at a later date, consistent with Section 409A of the Code) in accordance with the terms of such grant and/or upon the satisfaction of specified Performance Goals, all as specified by the Committee in the Award Agreement.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(y) “Securities Act” means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(z) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(aa) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount of Stock or cash or a combination of Stock and cash, measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(bb) “Subsidiary” means any corporation or other entity in which the Company owns or controls, directly or indirectly, 50% or more of the voting power or economic interests of such corporation or entity.

(cc) “Total Authorized Shares” shall have the meaning set forth in Section 5 of the Plan.

3.	Administration.

The Plan shall be administered by the Committee, unless otherwise set forth herein or as otherwise determined by the Board of Directors. Any actions that may or shall be taken by the Committee under this Plan may also be taken by the Board of Directors. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) to determine, and certify attainment of, Performance Goals with regard to an Award that is intended to be Performance Based, no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and (viii) make all other determinations deemed necessary or advisable for the administration of the Plan.

Notwithstanding the Committee’s determination that the performance objectives based solely on Performance Goals was or were fully satisfied, except to the extent otherwise provided in an Award Agreement, the Committee shall nevertheless have discretion to reduce an Award based on individual performance as it considers appropriate in the circumstances, and may apply subjective, discretionary criteria for this purpose.

Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, in connection with any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or

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SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior approval of the Company’s stockholders.

All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by the consent in writing or electronic transmission of all members of the Committee (unless such consent shall be restricted by the Company’s certificate of incorporation or bylaws). The Committee may delegate to one or more of its members or to one or more agents (as permitted by law) such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. The Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee, and any officer or employee of the Company acting at the direction of, or on behalf of, the Committee, against any cost, expense or liability arising out of any action, omission or determination relating to the Plan, unless such action or omission or determination was made in bad faith and without reasonable belief that it was in the best interests of the Company.

4.	Eligibility.

Awards may be granted to employees, directors and consultants of the Company or of its Subsidiaries, expressly provided, however, that ISOs may only be granted to employees of the Company or a Subsidiary. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan (“Total Authorized Shares”) shall be 1,000,000. Subject to adjustment as provided herein, no more than 125,000 of the Total Authorized Shares may be awarded under any provision of the Plan in the aggregate in respect of Awards to any individual in a single calendar year. To the extent that awards made under the terms of the EMIP are settled in shares of Stock, or that Awards granted under this Plan are deferred under the terms of the Jos. A. Bank Clothiers, Inc. 2010 Deferred Compensation Plan (the “2010 Deferred Compensation Plan”), such Stock shall be drawn from this Plan and count against the Total Authorized Shares hereunder. Total Authorized Shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Subject to the following sentence, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. However, the following shares shall not be available for future grant or added to the aggregate Plan limits specified in the preceding paragraph: (i) shares tendered in payment of the exercise price of an Option, (ii) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations, and (iii) shares of Stock repurchased by the Company with Option proceeds. To the extent that an Option or SAR is cancelled and or re-priced, such Option or SAR continues to be counted against the maximum share limit that may be granted with respect to any Covered Employee with respect to any calendar

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year. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. All shares of Stock covered by a Stock Appreciation Right shall be counted against the Total Authorized Shares.

In the event of a dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or share exchange, or other similar corporate transaction or event which affects the Stock, the Committee shall appropriately adjust the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with new Awards and shall also adjust, in each case, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, (i) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (ii) the exercise price, grant price, or purchase price relating to any outstanding Award, provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iii) if applicable and to the extent the Committee determines to be appropriate, the Performance Goals applicable to outstanding Awards. The Committee shall have the authority to determine the specific adjustments that shall be made in each case in order to achieve the objectives stated in the preceding sentence. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.	Specific Terms of Awards.

(a) General.  The Committee, on behalf of the Company, is authorized under this Plan to grant the following types of Awards provided that their terms are consistent with the provisions of the Plan: Options including ISOs and NQSOs; Stock Appreciation Rights; Restricted Stock; Restricted Stock Units; and Other Cash- and Other Stock-Based Awards. The terms of each Award shall be determined by the Committee consistent with the Plan’s terms and may include terms requiring forfeiture of Awards in certain circumstances. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

Awards under the Plan may be made subject to the satisfaction of one or more Performance Goals. Performance Goals shall be established by the Committee in writing no later than ninety (90) days after the commencement of each performance period (or the date on which 25% of the performance period has elapsed, if earlier); provided that Performance Goals must be substantially uncertain to be achieved at the time the Committee establishes the Performance Goals. The Committee may apply those Performance Goals on a corporate-wide, Subsidiary or division/business segment basis; provided, however, that the Committee may not increase the amount of compensation payable to a Covered Employee upon the satisfaction of Performance Goals from that amount to which the Covered Employee would have been entitled based on his or her attainment of the Performance Goals.

The vesting of any or all Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Awards may be exercised) may be accelerated in full or in part to any date as the Committee shall determine with respect to any Grantee or all Grantees and, with respect to such Grantee or Grantees, the Committee may further determine that any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse in full or in part as of any date.

(b) Long Term Incentive Program.  The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the attainment of Performance Goals. Each Award granted under the Long Term Incentive Program shall be evidenced by an

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Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO. No Grantee shall have any rights as a stockholder with respect to any shares subject to Stock Options under the Plan until said shares have been issued.

(B) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee (subject to such conditions as may be imposed by the Committee), through a “broker cashless exercise” procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

(C) Limitations on Incentive Options.

(i) ISOs may only be granted to employees of the Company. No non-employee directors or consultants may be granted ISOs.

(ii) To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which the ISOs are exercisable for the first time by an employee during any calendar year under the Plan exceeds $100,000 (including under any other option plan of the Company or any Subsidiary of the Company), the Options in excess of this limit shall be treated as NQSOs. Fair Market Value shall be determined as of the date on which each such ISO is granted.

(iii) No ISO may be granted to an individual if, at the time of such grant, such individual owns (or is considered to own with Code attribution rules) Stock possessing more than ten (10) percent of the combined voting power of all classes of Stock of the Company(or any Subsidiary) unless (A) the exercise price of such ISO is at least 110% of the Fair Market Value of a share of Stock at the time the ISO is granted, and (B) such ISO is not exercisable after the expiration of five years from the date of grant.

(D) Term and Exercisability of Options.  Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable (as provided in the Award Agreement), by giving written notice of such exercise to the Committee or its designated agent or by such other procedures as the Committee may adopt or authorize.

(E) Termination of Employment, etc.  An Option may not be exercised unless the Grantee is then a director of, in the employ of, or a consultant of, the Company or a Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such a relationship, since the date of grant of the Option; provided, that (i) the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option, and (ii) any Option that is exercised by an employee more than three months after his or her termination of employment will not be an ISO, but may be exercisable as a non-qualified Option to the extent permitted by the terms of the Award Agreement.

(F) Other Provisions; No Deferral of Options Permitted; No Reload Rights.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be

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required by applicable law. No provisions may be included, however, that would permit the deferral of options or option gains. No Options shall be granted in the Plan that contain reload rights upon exercise.

(ii) SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) SARs Generally.  A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which shall be the Fair Market Value of one share of Stock on the date of the SAR grant). Payment of a SAR may be made in cash or Stock or a combination of cash and Stock, as determined by the Committee and specified in the Award Agreement. The maximum term of any SAR shall be ten years from the date of grant. No SARs may be granted with any deferral rights; and no Grantee shall have any rights as a stockholder with respect to any shares subject to SARs under the Plan until said shares have been issued.

(B) Tandem SARs.  SARs may be granted independently or in tandem with an Option. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable, and shall be exercised at the same time that the underlying Option is exercised.

(iii) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions.  The Committee is authorized to grant Awards of Restricted Stock subject to such restrictions on transferability, vesting and other restrictions, if any, as the Committee may impose, all of which shall be set forth in a Restricted Stock Award Agreement. Notwithstanding the foregoing, except as provided in Section 7 (Change in Control), any vesting restrictions that are based only on continued employment as an employee for a specified period of time shall not lapse fewer than three years after the date of grant of the Award; provided that such vesting may occur over the three year vesting period. The Committee may place restrictions on Restricted Stock that lapse, in whole or in part, upon the attainment of Performance Goals, where the performance period is for a minimum of one year (except as provided otherwise in Section 7). Notwithstanding anything to the contrary set forth in this Section 6(b)(iii)(A), the Committee may grant, in its discretion, Awards of Restricted Stock that are not subject to the vesting limitations set forth in this paragraph, provided that such Awards, when combined with the Awards described in Section 6(b)(iv)(A) shall not exceed, in the aggregate, 10% of the Total Authorized Shares.

(B) Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(C) Forfeiture.  Upon termination of employment with or service to the Company or any Subsidiary of the Company, during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of death, disability, Change in Control, and separation from service (except for cause); provided, however, that in the case of performance-based Restricted Stock Awards that are intended to be performance-based compensation for purposes of Section 162(m), such forfeiture conditions may lapse upon separation from service (for reasons other than death, disability or Change in Control), only to the extent that the Performance Goals are achieved.

(D) Certificates for Stock; Book Entry.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain

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physical possession of the certificate until all restrictions have lapsed. Alternatively, if the Committee directs, all shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock being noted.

(E) Dividends.  Dividends paid on Restricted Stock shall, at the discretion of the Committee, be paid at the dividend payment date either in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or a stock dividend, Stock distributed in connection with a special dividend, and any property other than Stock or cash distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Award and Restrictions.  The Committee is authorized to grant Awards of Restricted Stock Units subject to such restrictions on transferability, vesting and other conditions, if any, as the Committee may impose, all of which shall be set forth in a Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, except as provided in Section 7 (Change in Control), any vesting restrictions that are based only on continued employment as an employee for a specified period of time shall not lapse fewer than three years after the date of grant of the Award; provided that such vesting may occur over the three year vesting period. The Committee may place restrictions on Restricted Stock Units that lapse, in whole or in part, upon the attainment of Performance Goals, where the performance period is for a minimum of one year (except as provided otherwise in Section 7). Notwithstanding anything to the contrary set forth in this Section 6(b)(iv)(A), the Committee may grant, in its discretion, Awards of Restricted Stock Units that are not subject to the vesting limitations set forth in this paragraph, provided that such Awards, when combined with the Awards described in Section 6(b)(iii)(A) shall not exceed, in the aggregate, 10% of the Total Authorized Shares.

(B) Unless the Grantee has made a timely election to defer receipt of shares to be delivered pursuant to an award of Restricted Stock Units in accordance with Section 6(b)(iv)(D) of this Plan and the terms of the 2010 Deferred Compensation Plan, delivery of Stock or cash, as determined by the Committee in the Award Agreement, will occur upon expiration of the vesting and delivery period specified for the particular Award of Restricted Stock Units.

(C) Forfeiture.  Upon termination of employment with, or service to, the Company or any Subsidiary of the Company, during the period to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and accrued but unpaid dividend equivalents, if any, that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of death, disability, Change in Control, and separation from service (except for cause); provided, however, that in the case of performance based Restricted Stock Units, such forfeiture conditions may lapse upon separation from service (for reasons other than death, disability or Change in Control), only to the extent that the Performance Goals are achieved.

(D) Deferral of Receipt of RSU Shares.  To the extent permitted by the Committee or the terms of an RSU Award (or any Performance Based Award under which an RSU Award may be granted), the Grantee may elect to defer the delivery of shares of Stock that otherwise would be due upon the satisfaction, lapse or waiver of restrictions with respect to such RSUs, by timely filing a deferral election in accordance with the terms of the 2010 Deferred Compensation Plan. The deferral, if elected, will result in the transfer of the RSUs into the 2010 Deferred Compensation Plan’s Stock Equivalent Fund in effect at the time the shares deliverable pursuant to the RSUs would have otherwise been distributed. The 2010 Deferred Compensation Plan rules will govern the administration of this Award beginning on the date the RSUs vest and are credited to the 2010 Deferred Compensation Plan.

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(E) Dividend Equivalents.  If so provided in the terms of the RSU Award, with respect to each cash dividend or other distribution (if any) paid with respect to the Stock of the Company to holders of record on and after the Grant Date, a number a shares of Stock shall be accrued on the records of the Company, in an amount equal to the product of (i) the amount of such dividend or other distribution paid with respect to one share of Stock, multiplied by (ii) the number of RSUs granted hereunder, and (iii) divided by the Fair Market Value of one share of Stock on the applicable dividend or distribution payment date for the dividend or other distribution, which amount shall be credited in the form of additional RSUs on such date. No Dividend Equivalents shall be paid to the Grantee prior to the settlement of the Award. Rather, such Dividend Equivalent payments shall accrue and be notionally credited and paid out upon settlement of the Award with the same form of consideration used to settle to the underlying RSUs. At such time(s) as the Grantee receives a distribution of shares of Stock or cash in respect to vested RSUs (or deferred, vested RSUs, as applicable), the Company shall also distribute such number of shares of Stock or cash as are accrued under this paragraph. To the extent that an RSU Award is intended to be performance-based compensation for purposes of Section 162(m), no Dividend Equivalents shall be paid with respect to a RSU Award to the extent that Performance Goals are not achieved.

(v) Other Stock- or Cash-Based Awards.  The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals. Notwithstanding the foregoing, except as provided in Section 7 (Change in Control), any vesting restrictions that are based only on continued employment as an employee for a specified period of time shall not lapse fewer than three years after the date of grant of the Award; provided that such vesting may occur over the three year vesting period. If provided by the terms of the Award, Dividend Equivalents may be credited on Other Stock-Based Awards, in the same manner, and to the same extent as with respect to Restricted Stock Units; and no Dividend Equivalents shall be paid on Other-Stock-Based Awards that do not vest. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum payment that any Grantee may receive with respect to Other Cash -Based Awards pursuant to this Section 6(b)(v) in respect of any annual (or shorter) performance period is $5,000,000. For any other performance period in excess of one year, such amount shall be multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased in the sole discretion of the Committee based on individual performance and such other factors as it deems appropriate in the circumstances. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

(c) Annual Incentive Program.  The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any calendar year is the dollar limit specified in the EMIP, which limit is incorporated herein by reference. Payments earned hereunder may be decreased in the sole discretion of the Committee based on individual performance and such other factors as it deems appropriate in the circumstances. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained (if such Award is intended to be performance-based compensation for purposes of Section 162(m)). The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

(d) Automatic Awards to Non-Employee Directors.  Unless the Committee determines in its discretion to make a lesser Award or no Award, (i) any person who first becomes a non-employee director of the Company after the Effective Date (as defined in Section 8(d) of the Plan), shall automatically receive upon his or her election to the Board an inaugural award of 1,000 Restricted Stock Units on such date and (ii) on each June 1 (or the next business day thereafter if June 1 shall not be a business day) after the Effective Date, each person

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serving as a non-employee director of the Company on such date shall receive an annual award of 1,500 Restricted Stock Units. Each of the automatic Awards made pursuant to this Section 6(d) shall be on such vesting and other terms as provided in the Company’s non-employee Directors’ Restricted Stock Unit Award Agreement (or such other Award Agreement as shall be approved from time to time by the Committee for such automatic grants). If a non-employee director ceases to serve as a director of the Company for any reason, such non-employee director’s Restricted Stock Units granted pursuant to this Section 6(d) shall terminate to the extent that the vesting of such Restricted Stock Units has not been accelerated in accordance with the terms thereof, and such former non-employee director shall have no rights with respect to, or in respect of, such terminated Restricted Stock Units.

7.	Change in Control Provisions.

Except as otherwise expressly provided by the terms of an Award Agreement, if there is a Change in Control, then the Board, or the board of directors of any entity assuming the obligations of the Company, shall take any one or more of the following actions as to outstanding Awards in its sole and absolute discretion:

(a) Awards May Be Continued, Assumed or Substituted. Any surviving entity or acquirer (or the surviving or acquiring entity’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving entity or acquirer (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may assume, continue or substitute some Awards and not others.

(b) Accelerated Vesting of Awards. The vesting of any or all Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Board shall determine with respect to any Grantee or all Grantees and, with respect to such Grantee or Grantees, the Board may further determine that any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse in full or in part as of a date on or prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control).

(c) Payment for Awards in Lieu of Exercise. The Board may provide that the holder of an Award may not exercise such Award but will receive a payment, in such form of consideration as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award (including, at the discretion of the Board, any portion of such Award whose vesting is accelerated as provided in (b) above), over (B) any exercise price payable by such holder in connection with such exercise.

8.	General Provisions.

(a) Nontransferability.  Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment, service or independent contractor relationship.

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(c) Taxes.  The Company or any Subsidiary of the Company is authorized to, and shall, withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee shall or may satisfy such obligation (in whole or in part) by electing to have withheld a portion of the shares of Stock otherwise to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld. All Awards made under the Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and any regulations or guidance promulgated thereunder and the Plan and such Awards shall be interpreted in a manner consistent with such interpretation.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall become effective on the date that it is approved by the requisite vote of the Company’s stockholders (the “Effective Date”).

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Without limiting the generality of the foregoing, stockholder approval shall be required for any amendment to the Plan which (a) increases the maximum number of shares of Stock available under the Plan, (b) changes the conditions for eligibility to participate in the Plan, or (c) otherwise materially increases the benefits accruing to Plan participants. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date the Plan is approved by the Company’s stockholders. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals.  The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no deferrals shall be permitted with respect to Options, SARs or Restricted Stock Awards.

(g) No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(h) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares.  No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other

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property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Adjustment of Awards due to Restatement of Earnings.  The Company will, to the extent permitted by governing law, require reimbursement of any cash or equity-based incentive compensation paid to any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement. In each instance described above, the Company will, to the extent practicable, seek to recover the described cash or equity-based incentive compensation for the relevant period, plus a reasonable rate of interest. In addition, with respect to other Grantees, the Committee may make retroactive adjustments to, and the Grantee shall reimburse to the Company, any cash or equity-based incentive compensation paid to the Grantee ) where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the Grantee otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Grantee’s misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the Grantee’s cash or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

(k) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(l) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

Adopted by the Board of Directors: March 30, 2010

Approved by the Stockholders:          , 2010

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JOS. A. BANK CLOTHIERS, INC.
500 HANOVER PIKE
HAMPSTEAD, MD 21074-2095
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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1. Election of Directors	☐	☐	☐

Nominees:

01	James H. Ferstl	02	Sidney H. Ritman

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2. Ratification of the selection of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending January 29, 2011.	☐	☐	☐

3. Approval of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.	☐	☐	☐

NOTE: Election of James H. Ferstl and Sidney H. Ritman as Directors for terms expiring at the Company’s 2013 Annual Meeting of Stockholders, or at such later time as their respective successors have been duly elected and qualified.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10-K is/are available at www.proxyvote.com.

JOS. A. BANK CLOTHIERS, INC.
Annual Meeting of Stockholders
June 17, 2010 10:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints R. Neal Black and Charles D. Frazer, and each of them, as Proxy or Proxies of the undersigned, each with full power of substitution and resubstitution, to attend and represent the undersigned at the annual meeting of stockholders of Jos. A. Bank Clothiers, Inc. to be held at the Company’s headquarters, 500 Hanover Pike, Hampstead, Maryland, on June 17, 2010 at 10:00 a.m. Eastern Time, or at any adjournments or postponements thereof, and vote thereat the number of shares of stock of the Company which the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card, and in their discretion (or the discretion of either of them) on all other matters properly coming before the meeting or any adjournments or postponements thereof.
When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Mr. Ferstl and Mr. Ritman; “FOR” the ratification of the selection of Deloitte & Touche LLP; and “FOR” the approval of the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan.
Continued and to be signed on reverse side